Exhibit 4.3 AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT Dated as of April 23, 2020 to 364-DAY CREDIT AGREEMENT Dated as of May 13, 2019 THIS AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT (“Amendment”) is made as of April 23, 2020 (the “Effective Date”) by and among Harley- Davidson, Inc., a Wisconsin corporation (“Harley”), Harley-Davidson Financial Services, Inc., a Delaware corporation (“HDFS”, and together with Harley, collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), under that certain 364-Day Credit Agreement dated as of May 13, 2019 by and among the Borrowers and Harley-Davidson Credit Corp., a Nevada corporation, as the Guarantor, the Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized definitional terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. WHEREAS, the Borrowers have requested that certain modifications be made to the Credit Agreement; and WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendments to the Credit Agreement. 1. Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below: (a) The parties hereto agree that the Credit Agreement (including the Schedules and Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Schedules and Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”). 2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received: (a) Counterparts of this Amendment duly executed by each Borrower, each of the Lenders and the Administrative Agent and counterparts of the Consent and Reaffirmation attached hereto duly executed by the Guarantor.

(b) A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Foley & Lardner LLP, special counsel for the Companies and (ii) Paul J. Krause, Chief Legal Officer, Chief Compliance Officer and Secretary of Harley, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Loan Parties, this Amendment and the Credit Agreement, as amended by this Amendment, as the Administrative Agent shall reasonably request. Harley hereby requests such counsels to deliver such opinions. (c) Such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Companies, the authorization of this Amendment, the Credit Agreement, as amended by this Amendment, and any other legal matters relating to the Companies, the Amendment and the Credit Agreement, as amended by this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel. (d) For the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent (in consultation with Harley), an upfront fee in respect of its Commitment in an amount equal to the applicable amount previously disclosed to the Lenders (and established by the Administrative Agent in consultation with the Harley). (e) Payment and/or reimbursement of the reasonable fees and expenses of the Administrative Agent and its affiliates (including, to the extent invoiced, reasonable fees and expenses of one U.S. counsel for the Administrative Agent) in connection with this Amendment and the Loan Documents to the extent invoices have been provided to Harley at least one (1) Business Day in advance of the Effective Date. 3. Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants to the Lenders and the Administrative Agent on the date hereof as follows: (a) This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms (subject to the effect of bankruptcy and other similar laws affecting creditors’ rights generally and general principles of equity). (b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Unmatured Default has occurred and is continuing and (ii) the representations and warranties of such Borrower contained in Article V of the Credit Agreement, as amended hereby, are true and correct in all material respects as of the Effective Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date. 4. Reference to and Effect on the Credit Agreement. (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. 2

(c) Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment shall be a Loan Document. 5. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, but giving effect to federal laws applicable to banks. 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. [Signature Pages Follow] 3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written. HARLEY-DAVIDSON, INC., as a Borrower By:/s/ J. Darrell Thomas Name: J. Darrell Thomas Title: Vice President and Treasurer HARLEY-DAVIDSON FINANCIAL SERVICES, INC., as a Borrower By:/s/ J. Darrell Thomas Name: J. Darrell Thomas Title: Vice President, Chief Financial Officer and Treasurer Signature Page to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

JPMORGAN CHASE BANK, N.A., as Global Administrative Agent and individually as a Lender By:/s/ Peter S. Predun Name: Peter S. Predun Title: Executive Director Signature Page to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

BARCLAYS BANK PLC, as a Lender By:/s/ Craig Malloy Name: Craig Malloy Title: Director Signature Page to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender By:/s/ Peter Kuo Name: PETER KUO Title: AUTHORIZED SIGNATORY Signature Page to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender By:/s/ Robert Grillo Name: Robert Grillo Title: Director Signature Page to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

GOLDMAN SACHS BANK USA, as a Lender By:/s/ Ryan Durkin Name: Ryan Durkin Title: Authorized Signatory Signature Page to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

LLOYDS BANK CORPORATE MARKETS PLC, as a Lender By:/s/ Kamala Basdeo Name: Kamala Basdeo Title: Assistant Vice President By:/s/ Tina Wong Name: Tina Wong Title: Assistant Vice President Signature Page to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

CONSENT AND REAFFIRMATION The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the 364-Day Credit Agreement dated as of May 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Harley-Davidson, Inc., a Wisconsin corporation (“Harley”), Harley-Davidson Financial Services, Inc., a Delaware corporation (“HDFS”, and together with Harley, collectively, the “Borrowers”) and Harley-Davidson Credit Corp., a Nevada corporation, as Guarantor, the Lenders and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of April 23, 2020 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guarantee and any other Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated. Dated April 23, 2020 [Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written. HARLEY-DAVIDSON CREDIT CORP. By:/s/ J. Darrell Thomas Name: J. Darrell Thomas Title: Vice President, Chief Financial Officer and Treasurer Signature Page to Consent and Reaffirmation to Amendment No. 1 364-Day Credit Agreement dated as of May 13, 2019 Harley-Davidson, Inc. et al

ANNEX A Attached

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 1.1 Certain Defined Terms 1 ARTICLE II THE CREDITS 2126 2.1 Syndicated Global Loans 2126 2.2 [Reserved]Mandatory Prepayments of Loans and Mandatory Commitment Reductions 2127 2.3 Optional Payments of Loans 2127 2.4 Reduction of Commitments 2227 2.5 Method of Borrowing Syndicated Global Advances 2328 2.6 Method of Selecting Types and Interest Periods for Syndicated Global Advances. 2329 2.7 Minimum Amount of Each Syndicated Global Advance 2329 2.8 Method of Selecting Types and Interest Periods for Conversion and Continuation of Syndicated Global Advances 2329 2.9 [Reserved] 2430 2.10 The Bid Rate Advances 2430 2.11 Default Rate 2733 2.12 Method of Payment 2733 2.13 Notes, Telephonic Notices 2834 2.14 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Loan Accounts 2834 2.15 Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment Reductions 2935 2.16 Lending Installations 2935 2.17 Non-Receipt of Funds by the Global Administrative Agent 2935 2.18 MaturityTermination Date 3035 2.19 Term-Out Option 30 ARTICLE III CHANGE IN CIRCUMSTANCES 3036 3.1 Yield Protection 3036 3.2 Changes in Capital Adequacy Regulations 3137 3.3 Availability of Types of Advances 3237 3.4 Funding Indemnification 3339 3.5 Taxes 3339 3.6 Mitigation; Lender Statements; Survival of Indemnity 3641 3.7 [Reserved] 3642 3.8 Replacement of Affected Lenders 3642 3.9 Removal of Lenders 3742 ARTICLE IV CONDITIONS PRECEDENT 3843 4.1 Initial Loans 3843 4.2 Each Loan 3844 i

ARTICLE V REPRESENTATIONS AND WARRANTIES 3844 5.1 Representations and Warranties 3844 ARTICLE VI COVENANTS 4046 6.1 Affirmative Covenants 4046 6.2 Negative Covenants 4348 6.3 Financial Covenants 4551 ARTICLE VII DEFAULTS 4652 7.1 Defaults 4652 ARTICLE VIII ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES 4955 8.1 Remedies. 4955 8.2 Defaulting Lender 4955 8.3 Amendments 5056 8.4 Preservation of Rights 5258 ARTICLE IX GENERAL PROVISIONS 5258 9.1 Survival of Representations 5258 9.2 Governmental Regulation 5258 9.3 Headings 5259 9.4 Entire Agreement 5259 9.5 Several Obligations; Benefits of this Agreement 5259 9.6 Expenses; Indemnification 5259 9.7 Numbers of Documents 5460 9.8 Accounting 5460 9.9 Severability of Provisions 5461 9.10 Nonliability of Lenders 5561 9.11 CHOICE OF LAW AND SUBMISSION TO JURISDICTION 5561 9.12 WAIVER OF JURY TRIAL 5562 9.13 No Strict Construction 5662 9.14 USA PATRIOT ACT 5662 9.15 Service of Process 5662 9.16 Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions 5663 9.17 Certain Calculations 5763 9.18 Interest Rates 57[Intentionally Omitted 63 9.19 LLC Division 5763 9.20 Interest Rates; LIBOR Notification 5763 9.21 Acknowledgement Regarding Any Supported QFCs 64 ARTICLE X THE GLOBAL ADMINISTRATIVE AGENT 5864 10.1 Appointment; Nature of Relationship 5865 ii

10.2 Powers 5865 10.3 General Immunity 5865 10.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc 5865 10.5 Action on Instructions of Lenders 5966 10.6 Employment of the Global Administrative Agent and Counsel 5966 10.7 Reliance on Documents; Counsel 5966 10.8 The Global Administrative Agent’s Reimbursement and Indemnification 5966 10.9 Rights as a Lender 6066 10.10 Lender Credit Decision 6067 10.11 Successor Global Administrative Agent 6067 10.12 Co-Agents, Documentation Agent, Syndication Agent, etc 6067 10.13 Certain ERISA Matters 6167 ARTICLE XI SETOFF; RATABLE PAYMENTS 6269 11.1 Setoff 6269 11.2 Ratable Payments 6269 ARTICLE XII GUARANTEE 6269 ARTICLE XIII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS 6572 13.1 Successors and Assigns 6572 13.2 Participations. 6572 13.3 Assignments. 6673 13.4 Confidentiality 6976 13.5 Dissemination of Information 7077 13.6 Non-Use of HDFS’ Licensed Marks 7077 ARTICLE XIV NOTICES 7178 14.1 Giving Notice 7178 14.2 Change of Address 7280 ARTICLE XV COUNTERPARTS 7280 15.1 Counterparts; Effectiveness; Electronic Execution 7280 iii

364-DAY CREDIT AGREEMENT This 364-Day Credit Agreement dated as of May 13, 2019 is entered into among Harley- Davidson, Inc., a Wisconsin corporation, Harley-Davidson Financial Services, Inc., a Delaware corporation, Harley-Davidson Credit Corp., a Nevada corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an assignment and assumption pursuant to Section 13.3, JPMorgan Chase Bank, N.A., as the Global Administrative Agent and Barclays Bank plc, Goldman Sachs Bank USA and The Toronto-Dominion Bank, New York Branch, each in its capacity as a Documentation Agent. The parties hereto agree as follows: ARTICLE I DEFINITIONS 1.1 Certain Defined Terms. In addition to the terms defined in other sections of this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined: As used in this Agreement: “Absolute Rate Auction” has the meaning specifiedis defined in Section 2.10(b)(i) hereof. “Act” is defined in Section 9.14 hereof. “Advance” means a Bid Rate Advance or Syndicated Global Advance. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution. “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, membership, ownership or other equity interests, by contract or otherwise. “Agent Party” has the meaning assigned to such term in Section 14.1(c). “Aggregate Commitment” means the aggregate of the Commitments of all the Syndicated Global Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $195,000,000. “Agreement” means this 364-Day Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time. “Agreement Accounting Principles” means, subject to Section 9.8, generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used by Harley in its preparation of its audited financial statements for the year ended December 31, 20182019 (except for changes to such application as are concurred on by Harley’s independent public accountants); provided that, if Harley notifies the Global Administrative Agent that Harley wishes to amend Section 6.3 to eliminate the effect of any change in Agreement Accounting Principles (or in the application thereof) on the operation of 1 such covenant (or if the Global Administrative Agent notifies Harley that the Required Lenders wish to amend Section 6.3 for such purpose), then Harley’s compliance with such section shall be determined on the basis of Agreement Accounting Principles as in effect without giving effect to the relevant change in Agreement Accounting Principles (or in the application thereof), until either such notice is withdrawn or such Section is amended in a manner satisfactory to Harley and the Required Lenders. “Alternate Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the Prime Rate in effect on such day; (b) the sum of one-half of one percent (0.50%) and the NYFRB Rate in effect on such day; and (c) the Eurodollar Rate for a one month Interest Period on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 11.00%; provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on LIBOR (or if LIBOR is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective on the effective date of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.3 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. “Amendment No. 1 Effective Date” means April 23, 2020. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Company or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Commitment Fee Rate” means 0.070.40%. “Applicable Margin” means 1.001.75%. “Applicable Parties” is defined in Section 14.1(c)(iii) hereof. “Approved Electronic Platform” is defined in Section 14.1(c)(i) hereof. “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arranger” means JPMorgan Chase Bank, N.A. “Authorized Officer” means any of the chief executive officer, chief financial officer, any vice president, controller, treasurer or any other officer of the relevant Borrower from time to time designated by an Authorized Officer in writing to the Global Administrative Agent as an Authorized Officer, acting singly. 2

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” is defined in Article XII hereof. “Base Rate Advance” means a Syndicated Global Advance which bears interest at the Alternate Base Rate. “Base Rate Loan” means a Syndicated Global Loan, or portion thereof, which bears interest at the Alternate Base Rate. “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Global Administrative Agent and Harley giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Relevant Rate for syndicated credit facilities denominated in Dollars and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Global Administrative Agent in its sole reasonable good faith discretion. “Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Global Administrative Agent and Harley giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Relevant Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Relevant Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other 3 administrative matters) that the Global Administrative Agent, in consultation with Harley, decides in its reasonable good faith discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Global Administrative Agent in a manner substantially consistent with market practice (or, if the Global Administrative Agent decides in its reasonable good faith discretion that adoption of any portion of such market practice is not administratively feasible or if the Global Administrative Agent determines in its reasonable good faith discretion that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Global Administrative Agent, in consultation with Harley, decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Relevant Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Relevant Screen Rate in respect of such Relevant Rate permanently or indefinitely ceases to provide such Relevant Screen Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Relevant Rate: (1) a public statement or publication of information by or on behalf of the administrator of the Relevant Screen Rate in respect of such Relevant Rate announcing that such administrator has ceased or will cease to provide such Relevant Screen Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Relevant Screen Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Relevant Screen Rate in respect of such Relevant Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Relevant Screen Rate, a resolution authority with jurisdiction over the administrator for such Relevant Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for such Relevant Screen Rate, in each case which states that the administrator of such Relevant Screen Rate has ceased or will cease to provide such Relevant Screen Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Relevant Screen Rate; and/or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Relevant Screen Rate in respect of such Relevant Rate announcing that such Relevant Screen Rate is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if 4 such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Global Administrative Agent and/or Harley or the Required Lenders, as applicable, by notice to Harley (in the case of notice by the Required Lenders), the Global Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Relevant Rate and solely to the extent that such Relevant Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Relevant Rate for all purposes hereunder in accordance with Section 3.3 and (y) ending at the time that a Benchmark Replacement has replaced such Relevant Rate for all purposes hereunder pursuant to Section 3.3. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Bid Rate Advance” means a borrowing consisting of simultaneous Bid Rate Loans to a Global Borrower from each of the Syndicated Global Lenders whose offer to make a Bid Rate Loan as part of such borrowing has been accepted by such Global Borrower under the applicable auction bidding procedure described in Section 2.10. “Bid Rate Advance Borrowing Notice” is defined in Section 2.10(b)(i) hereof. “Bid Rate Loan” means a loan by a Syndicated Global Lender to a Global Borrower as part of a Bid Rate Advance resulting from the applicable auction bidding procedure described in Section 2.10. “Bid Rate Note” means a promissory note of a Global Borrower payable to any Syndicated Global Lender, in substantially the form of Exhibit B-2 hereto, evidencing the indebtedness of such Global Borrower to such Syndicated Global Lender resulting from the Bid Rate Loans made by such Syndicated Global Lender to such Global Borrower. “Bid Rate Reduction” means the reduction in availability under the Aggregate Commitment as a result of outstanding Bid Rate Loans. “Board” means the Board of Governors of the Federal Reserve System of the United States of America. 5

“Borrower” means any of the U.S. Borrowers, and “Borrowers” means, collectively, the U.S. Borrowers. “Borrowing Date” means a date on which an Advance or a Loan is made hereunder. “Borrowing Notice” means a Syndicated Global Advance Borrowing Notice or a Bid Rate Advance Borrowing Notice. “Business Day” means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are generally open for commercial banking business in New York, New York and on which dealings in United States Dollars are carried on in the London interbank market; and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are generally open for commercial banking business in New York, New York. “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles. “Capitalized Lease Obligations” of a Person means, subject to Section 9.8, the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles in effect as of December 1, 2018. “Change” is defined in Section 3.2 hereof. “Change of Control” means any transaction or event as a result of which: (a) (i) any Person or two or more Persons acting in concert (other than any Related Person) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Harley (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of Harley; or (ii) during any period of up to 12 consecutive calendar months, commencing after the ClosingAmendment No. 1 Effective Date, individuals who at the beginning of such 12-month period were directors of Harley shall cease for any reason to constitute a majority of the board of directors of Harley (except to the extent that individuals who, at the beginning of such 12-month period, were directors of Harley were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of Harley or (y) nominated for election by a majority of the remaining members of the board of directors of Harley and thereafter elected as directors by the shareholders of Harley or (z) approved or appointed by a majority of the remaining members of the board of directors of Harley) or (b) in each case other than as a result of a transaction permitted under Section 6.2.3, (i) Harley, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, in the aggregate, at least fifty-one percent (51%) of the issued and outstanding class or classes of Voting Stock of HDFS (such percentage measured by voting power rather than number of shares) or (ii) HDFS, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, all of the issued and outstanding Voting Stock of HDCC. “Closing Date” means May 13, 2019. 6

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Combination” has the meaning assigned to such termis defined in Section 2.4(b) hereof. “Combined Lender” has the meaning assigned to such termis defined in Section 2.4(b) hereof. “Commission” means the Securities and Exchange Commission and any Person succeeding to the functions thereof. “Commitment” means, for each Syndicated Global Lender, the obligation of such Syndicated Global Lender to make Syndicated Global Loans in an amount not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading “Commitment” or contained in the assignment and assumption by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and assumption. “Communications” has the meaning assigned to such term inmeans, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Company pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Global Administrative Agent or any Lender by means of electronic communications pursuant to Section 14.1(c), including through an Approved Electronic Platform. “Company” means any Borrower or the Guarantor, individually, and “Companies” means each of the Borrowers and the Guarantor, collectively. “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Global Administrative Agent in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Global Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Global Administrative Agent and Harley determine in their reasonable good faith discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for Dollar-denominated syndicated credit facilities at such time; provided, further, that if the Global Administrative Agent decides reasonably and in good faith that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Global Administrative Agent, 7 then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.” “Consolidated” refers to the consolidation of accounts (or Subsidiaries, as applicable) in accordance with Agreement Accounting Principles. “Consolidated Equity” is defined in Section 6.3(A) hereof. “Consolidated Finco Debt” is defined in Section 6.3(A) hereof. “Consolidated Net Income” of any Person for any period means the Consolidated net income (or loss) of such Person for such period, as shall be determined in accordance with Agreement Accounting Principles. “Consolidated Net Worth” of any Person means such Person’s Consolidated shareholders’ equity, as shall be determined in accordance with Agreement Accounting Principles. “Consolidated Opco Debt” is defined in Section 6.3(A) hereof. “Consolidated Shareholders’ Equity” is defined in Section 6.3(A) hereof. “Consolidated Total Assets” means, as of the date of any determination thereof, the Consolidated total assets of Harley and its Subsidiaries as of such date, as shall be determined in accordance with Agreement Accounting Principles. “Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. It is understood and agreed that the amount of liability in respect of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation exists and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such Person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by Harley in good faith. “Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any 8 case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject. “Conversion/Continuation Notice” is defined in Section 2.8(D) hereof. “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to LIBOR. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning set forth in Section 9.21. “Credit Party” means any Lender or the Global Administrative Agent, individually, and “Credit Parties” means each of the Lenders and the Global Administrative Agent, collectively. “Cure Loan” is defined in Section 8.2 hereof. “Default” means an event described in Article VII hereof. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender, as determined by the Global Administrative Agent, that has (a) within three (3) Business Days of the date required to be funded or paid failed to (i) fund its Pro Rata Share of any Advance or Loan or (ii) pay over to the Global Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Global Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified any Company, the Global Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after written request by the Global Administrative Agent, to provide a certification in writing from an authorized officer of such Lender that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Global Administrative Agent’s receipt of 9 such certification in form and substance reasonably satisfactory to it), (d) otherwise failed to pay over to the Global Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and/or (f) become the subject of a Bail-In Action; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a Governmental Authority or an instrumentality thereof. “Disqualified Institutions” means (a)(i) those Persons that are reasonably determined by Harley to be (A) a competitor of any of the Companies or any of their Subsidiaries or (B) a Person that is, or is owned or controlled by, a participant in the transportation industry and/or a credit union in the business of providing commercial and/or consumer financing for the purchase of products of a type sold by one or more of the Companies and/or their Affiliates (the entities in this clause (B) being referred to as “transportation industry entities”), and (ii) those banks, financial institutions and other institutional lenders that, in the case of each of the foregoing clauses (a)(i) and (a)(ii), have been specifically identified by Harley to the Global Administrative Agent and the Lenders in writing prior to the ClosingAmendment No. 1 Effective Date; provided that, Harley, by notice to the Global Administrative Agent and the Lenders after the ClosingAmendment No. 1 Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Companies or are transportation industry entities, and each such supplement shall become effective three (3) Business Days after delivery thereof to the Global Administrative Agent and the Lenders (including through an Approved Electronic SystemPlatform), but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans) in accordance with this Agreement and (b) any Affiliate of a Person described in the immediately preceding clause (a), to the extent such Affiliate (i) is clearly identifiable as an affiliate of the applicable competitor, transportation industry entity, bank, financial institution or institutional lender solely by similarity of such Affiliate’s name and (ii) is not a bona fide debt investment fund that is an Affiliate of the applicable competitor, transportation industry entity, bank, financial institution or institutional lender. It is understood and agreed that (i) the Global Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution and (ii) Harley’s failure to deliver such list (or supplement thereto) in accordance with Section 14.1 shall render such list (or supplement thereto) not received and not effective. “Dollar” and “$” means dollars in the lawful currency of the United States of America. “DQ List” has the meaning specifiedis defined in Section 13.3(D)(iv) hereof. 10

“Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Global Administrative Agent and/or Harley or (ii) a notification by the Required Lenders to the Global Administrative Agent (with a copy to Harley) that the Required Lenders have determined that syndicated credit facilities denominated in Dollars being executed at such time, or that include language similar to that contained in Section 3.3 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and (2) (i) the election by the Global Administrative Agent and/or Harley or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Global Administrative Agent of written notice of such election to Harley and the Lenders, by Harley of written notice of such election to the Global Administrative Agent and the Lenders or by the Required Lenders of written notice of such election to the Global Administrative Agent (with a copy to Harley). “Earnouts” means any “earnouts” or similar obligations accrued in connection with any acquisition determined in accordance with generally accepted accounting principles. “EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Syndtrak, Debt Domain and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Global Administrative Agent and any of its Affiliates, and each of such Person’s respective officers, directors, employees, attorneys and agents, providing for access to data protected by passcodes or other security system. “Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any 11 governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief. “Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of Harley’s controlled group, or under common control with Harley, within the meaning of Section 414 of the Code. “ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of Harley or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by Harley or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurodollar Base Rate” means, with respect to any Eurodollar Rate Advance for any specified Interest Period, or a Bid Rate Advance pursuant to an Indexed Rate Auction for an Interest Period designated by the relevant Borrower, LIBOR. “Eurodollar Rate” means, with respect to a Eurodollar Rate Loan and a Eurodollar Rate Advance for the relevant Interest Period, an interest rate per annum equal to the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one 12 minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin. “Eurodollar Rate Advance” means a Syndicated Global Advance which bears interest at the Eurodollar Rate. “Eurodollar Rate Loan” means a Syndicated Global Loan, or portion thereof, which bears interest at the Eurodollar Rate. “Excluded Conduit Facility Indebtedness” means the first $350,000,000 in principal amount of indebtedness (and/or, without duplication, aggregate commitment amounts) under Specified Conduit Facilities entered into after the Amendment No. 1 Effective Date. “Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Global Administrative Agent, (a) taxes imposed on (or measured by) its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Global Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Global Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located and (b) withholding taxes imposed under FATCA. “Exemption Certificate” is defined in Section 3.5(iv) hereof. “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall be set forth on its public websitethe Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Finance Receivables” means dealer wholesale receivables, retail installment contracts, promissory notes, retail leases, charge accounts or other receivables, chattel paper or other similar financial assets originated, acquired or serviced in the ordinary course of business by any of the Companies or their Subsidiaries and shall include all related collateral and assets and any retained assets in respect of any of the foregoing. “Finance Receivables Subsidiary” means a special purpose, bankruptcy remote corporation, partnership, limited liability company or trust which is wholly-owned, directly or indirectly, by any one or more of the Companies, and which is formed for the sole and exclusive purpose of (i) purchasing or otherwise acquiring Finance Receivables from one or more of the 13

(provided that if such Person has not assumed or become liable for the payment of such Indebtedness, it shall be taken into account only to the extent of the book value or fair market value, whichever is greater, of the Property subject to such Indebtedness). Notwithstanding the foregoing, Indebtedness shall exclude (i) obligations in respect of Permitted Finance Receivables Securitizations to the extent such obligations would not appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles, (ii) all intercompany indebtedness, obligations and Contingent Obligations, all to the extent owing by and among one or more of the Companies and their Subsidiaries, (iii) all obligations under the Support Agreement or other support agreements among one or more of the Companies, (iv) Earnouts andpurchase price adjustments, Earnouts, holdbacks and deferred payments of a similar nature in connection with an acquisition (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), (v) any Indebtedness that has been defeased, discharged and/or dischargedredeemed, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance, discharge and/or dischargeredemption) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness and (vi) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness. The amount of Indebtedness of Harley and any Subsidiary hereunder shall be calculated without duplication of guaranty obligations of Harley or any Subsidiary in respect thereof. “Indemnified Matters” is defined in Section 9.6(B) hereof. “Indemnitees” is defined in Section 9.6(B) hereof. “Indexed Rate Auction” is defined in Section 2.10(b)(i) hereof. “Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) Harley, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution. “Interest Period” means, with respect to a Eurodollar Rate Loan, a period of one (1) week or one (1), two (2), three (3) or six (6) months (or such other period of time as is consented to by each of the Lenders) commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. For Eurodollar Rate Loans, such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1) week or one (1), two (2), three (3) or six (6) months thereafter (or such other period of time as is consented to by each of the Lenders); provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth (or other applicable) succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth (or other applicable) succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that, except in the case of a one (1) week Interest Period, for Eurodollar Rate Loans, if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Global Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear 16 basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof. “Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lenders” means the lending institutions listed on the signature pages of this Agreement, including each Syndicated Global Lender and their respective successors and assigns. “Lending Installation” means, with respect to a Lender or the Global Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Global Administrative Agent. “LIBOR” means, forwith respect to any Eurodollar Rate Loan for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars appearing on the applicable LIBOR Reference Page for Dollars as of the applicable LIBOR Fixing Time and, in each case, having a maturity approximately equal to the requested Interest Period (in each case the “LIBOR Screen Rate”); provided that, if the LIBOR Screen Rate shallas so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, (A) if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then LIBOR for such Interest Period shall be the Interpolated Rate and (B) if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBOR” shall be subject to Section 3.3. “LIBOR Fixing Time” means the relevant fixing date and/or time described in Schedule I. “LIBOR Reference Page” means, with respect to any London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars, page LIBOR01 of the Reuters screen that displays such rate or, in the event such rate does not appear on such Reuters page or screen, any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Global Administrative Agent from time to time in its reasonable discretion (and consistent with any such selection by the Global Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent) at approximately 11:00 a.m., London time, at the LIBOR Fixing Time for such Interest Period. “LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBOR”. 17

“Lien” means any security interest, lien (statutory or other) or other similar charge or encumbrance of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement (excluding operating leases)). “Loan” means a Syndicated Global Loan or a Bid Rate Loan. “Loan Account” is defined in Section 2.14(E) hereof. “Loan Documents” means this Agreement, the Notes, the Support Agreement and all other documents, instruments and agreements executed pursuant thereto or contemplated thereby, in each case as the same may be amended, restated or otherwise modified and in effect from time to time. “Material Adverse Change” means any material adverse change in the business, assets, operations or financial condition of Harley and its Subsidiaries taken as a whole (excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to Harley and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the Commission prior to the ClosingAmendment No. 1 Effective Date). “Material Adverse Effect” means any event, development or circumstance that has had a material adverse effect on (a) the business, assets, operations or financial condition of Harley and its Subsidiaries taken as a whole (excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to Harley and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10- Q or Current Report on Form 8-K filed with or furnished to the Commission prior to the ClosingAmendment No. 1 Effective Date) or (b) the validity or enforceability against the Companies of any of the Loan Documents or the rights or remedies of the Global Administrative Agent and the Lenders against the Companies thereunder. “Material Subsidiary” means, at any time, any Subsidiary of Harley with a Net Worth (after elimination of intercompany assets) equal to or greater than 10% of Consolidated Net Worth of Harley (as of the end of the most recent fiscal quarter), or Net Income (after elimination of intercompany revenues) for the period of four consecutive fiscal quarters then most recently ended during which the Consolidated Net Income of Harley was not a loss equal to or greater than 10% of Consolidated Net Income (for such period) of Harley; provided that, if at any time the aggregate amount of Harley’s Consolidated Net Income for such period attributable to Subsidiaries that are not Material Subsidiaries exceeds thirty percent (30%) of Harley’s Consolidated Net Income for such period, Harley shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries until such designation is no longer necessary to comply with this proviso; provided further, that no Subsidiary of Harley that is not a Consolidated Subsidiary of Harley shall be deemed to be a “Material Subsidiary”. “Maturity Date” means the Termination Date or, if applicable, the date to which the Maturity Date shall have been extended in accordance with Section 2.19. “Moody’s” means Moody’s Investors Service, Inc. 18

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Harley or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Harley or any ERISA Affiliate and at least one Person other than Harley and the ERISA Affiliates or (b) was so maintained and in respect of which Harley or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated. “Net Cash Proceeds” means, with respect to any Specified Indebtedness, (a) the cash proceeds received in respect of such Specified Indebtedness (other than from Harley or any of its Subsidiaries) including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of all fees, commissions, costs and other expenses incurred in connection with such Specified Indebtedness (excluding amounts paid to Affiliates), including any legal, accounting and investment banking fees, underwriting discounts and fees, commissions, costs and other expenses incurred by Harley and/or its Subsidiaries in connection with the incurrence, issuance, offering or placement of such Specified Indebtedness. “Net Income” of any Person for any period means the net income (or loss) of such Person for such period, as shall be determined in accordance with Agreement Accounting Principles. “Net Worth” of any Person means such Person’s consolidated shareholders’ equity, as shall be determined in accordance with Agreement Accounting Principles. “Non Pro Rata Loan” is defined in Section 8.2 hereof. “Non-U.S. Lender” is defined in Section 3.5(iv) hereof. “Notes” means the Syndicated Global Notes and the Bid Rate Notes. “Notice of Assignment” is defined in Section 13.3(B) hereof. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Global Administrative Agent from a Federal funds broker unaffiliated with the Global Administrative Agent of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Global Administrative Agent, the Arranger, any Lender, any Affiliate of any of the foregoing or any Indemnitee, of any kind or nature, present or future, 19 arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to any Borrower under this Agreement or any other Loan Document. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury. “Other Taxes” is defined in Section 3.5 hereof. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public websitethe Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Participant Register” is defined in Section 13.2(D) hereof. “Participants” is defined in Section 13.2(A) hereof. “Payment Date” means the last Business Day of each calendar quarter and the MaturityTermination Date. “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Permitted Finance Receivables Securitization” means any financial asset financing program or facility providing for the sale, conveyance, pledge or other transfer of Finance Receivables by any of the Companies or their respective Subsidiaries to a trust or to one or more limited purpose finance companies, special purpose entities or financial institutions or other third party investors or financiers, either directly or through one or more Subsidiaries. “Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.1.2 hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are either (i) not overdue for a period of more than forty-five (45) days or (ii) being contested in good faith and by proper actions and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance or similar legislation or to secure public or statutory obligations and/or securing liability for reimbursement or indemnification obligations to insurance carriers providing property, casualty or liability insurance to one or more of the Companies and/or the Material Subsidiaries; (d)(i) easements, rights of way and other encumbrances on title to real Property, (ii) zoning, building, entitlement and other land use regulations and (iii) any zoning or similar law, rule, regulation or requirement or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property, in each of the foregoing cases that does not render title to the Property encumbered thereby 20

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Global Administrative Agent and consistent with any such determination by the Global Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent) or any similar release by the Board (as determined reasonably and in good faith by the Global Administrative Agent and consistent with any such determination by the Global Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Rata Share” means, with respect to any Syndicated Global Lender, the percentage obtained by dividing (A) such Syndicated Global Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, “Pro Rata Share” means, with respect to any Syndicated Global Lender, the percentage obtained by dividing (A) the aggregate outstanding principal amount of such Syndicated Global Lender’s Syndicated Global Loans by (B) the aggregate outstanding principal amount of all Syndicated Global Loans. “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Purchasers” is defined in Section 13.3(A) hereof. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” is defined in Section 9.21 hereof. “Register” is defined in Section 13.3(C) hereof. “Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System. “Related Person” means each of the following: (a) Harley, (b) any Subsidiary of Harley or (c) any employee benefit plan of Harley or of any Subsidiary of Harley or any Person organized, appointed or established by Harley for or pursuant to the terms of any such plan. 22

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of contaminants through or in the air, soil, surface water or groundwater. “Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto. “Relevant Rate” means LIBOR. “Relevant Screen Rate” means the LIBOR Screen Rate. “Replacement Lender” has the meaning assigned to such termis defined in Section 2.4(b) hereof. “Required Lenders” means, in all cases subject to Section 8.2(v) hereof, Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the applicable Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, “Required Lenders” means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, “Required Lenders” means Lenders (without regard to such Lenders’ performance of their respective obligations hereunder) whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%). “Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities. “Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority. “Retired Commitments” has the meaning assigned to such termis defined in Section 2.4(b) hereof. “Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto. “S&P” means S&P Global Ratings, a division of S&P Global Inc. “Sanctioned Country” means, at any time, a country or territory which is the subject of any Sanctions (at the time of this Agreementthe Amendment No. 1 Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person organized or resident in a 23

Sanctioned Country in violation of Sanctions or (c) any Person 50% or greater owned or controlled by any such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority. “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Harley or any ERISA Affiliate and no Person other than Harley and the ERISA Affiliates or (b) was so maintained and in respect of which Harley or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website. “SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR. “Specified Conduit Facility” means (i) any committed asset-backed commercial paper conduit facility entered into after the Amendment No. 1 Effective Date by and among Harley and/or any of its Subsidiaries and one or more commercial paper conduits and (ii) without duplication, any Permitted Finance Receivables Securitization entered into after the Amendment No. 1 Effective Date. “Specified Indebtedness” means (i) any indebtedness in the form of publicly issued or privately placed unsecured debt securities issued on or after the Amendment No. 1 Effective Date in the capital markets (including hybrid securities and debt securities convertible into equity securities) pursuant to a public registered offering or Rule 144A or other private placement, but excluding, for the avoidance of doubt, (a) syndicated credit or loan facilities, (b) bilateral credit or loan facilities, (c) commercial paper, (d) sale-leaseback transactions, (e) purchase money indebtedness, capital leases and/or inventory financing, (f) indebtedness incurred to refinance, extend, renew and/or refund any existing indebtedness (other than under this Agreement or in respect of any Permitted Finance Receivables Securitization) to the extent that the outstanding principal amount of such existing indebtedness is not increased (except as grossed-up for customary fees and expenses incurred in connection with such refinancing, extension, renewal or refunding), (g) any asset-backed commercial paper conduit facility entered into on or before the Amendment No. 1 Effective Date and (h) any borrowing subsequent to closing under any asset-backed commercial paper conduit facility or other credit facility entered into on or prior to the Amendment No. 1 Effective Date, and (ii) without duplication, any indebtedness under any Specified Conduit Facility, other than any Excluded Conduit Facility Indebtedness; other than, in addition to the foregoing exceptions, any event described in clause (i) the Net Cash Proceeds of which do not exceed an aggregate amount of $50,000,000. “Subordinated Indebtedness” is defined in Section 6.3(A) hereof. 24

“Subordinated Intercompany Indebtedness” means Indebtedness arising from intercompany loans; provided if the obligor on such Indebtedness is one or more of the Companies (whether as a primary obligor or a secondary obligor), such Indebtedness shall be subordinated to the Obligations pursuant to the subordination terms attached as Schedule II. “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any company, partnership, association, trust, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a direct or indirect Subsidiary of Harley. “Support Agreement” means the Support Agreement dated as of September 26, 1996 between Harley and HDFS evidencing Harley’s agreement to support certain debts of HDFS and its Subsidiaries, together with and as supplemented by the letter agreement dated as of April 7, 2016, the letter agreement dated as of May 1, 2017, the letter agreement dated as of April 6, 2018 and, the letter agreement dated as of May 13, 2019 and the letter agreement dated as of April 1, 2020, in each case to the Global Administrative Agent from Harley and HDFS pursuant to which certain modifications to the above-referenced Support Agreement were agreed to for the benefit of the Global Administrative Agent and the Lenders. “Supported QFC” is defined in Section 9.21 hereof. “Surviving Commitment” has the meaning assigned to such termis defined in Section 2.4(b) hereof. “Surviving Lender” has the meaning assigned to such termis defined in Section 2.4(b) hereof. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Harley or the Subsidiaries shall be a Swap Agreement. “Syndicated Global Advance” means a borrowing consisting of simultaneous Syndicated Global Loans of the same Type made to a Global Borrower by each of the Syndicated Global Lenders pursuant to Section 2.1, and in the case of Eurodollar Rate Advances, for the same Interest Period. “Syndicated Global Advance Borrowing Notice” is defined in Section 2.6 hereof. “Syndicated Global Lender” means any Lender (or any Affiliate, branch or agency thereof) party hereto with a commitment to make Syndicated Global Loans to each Global Borrower. 25

“Syndicated Global Loan” means a loan by a Syndicated Global Lender to a Global Borrower as part of a Syndicated Global Advance. “Syndicated Global Note” means, to the extent requested, a promissory note of a Global Borrower payable to any requesting Syndicated Global Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of such Global Borrower to such Syndicated Global Lender resulting from the Syndicated Global Loans made by such Syndicated Global Lender to such Global Borrower. “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings, and any and all liabilities with respect to the foregoing, in each case (i) imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document, but (ii) excluding Excluded Taxes. “Tax Credit” means a credit against, relief or remission of, or repayment of any Taxes or Other Taxes. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Termination Date” means the earlier of (a) May 11August 10, 2020 and (b) the date of termination of the Commitments pursuant to Section 2.4 or Section 8.1. “Term-Out Date” has the meaning specified in Section 2.19 hereof. “Term-Out Option” has the meaning specified in Section 2.19 hereof. “Trade Date” has the meaning specifiedis defined in Section 13.3(D)(i) hereof. “Transactions” means the execution, delivery and performance by the Companies of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof. “Transferee” is defined in Section 13.5 hereof. “Type” means, (a) with respect to any Syndicated Global Loan, its nature as a Base Rate Loan or Eurodollar Rate Loan, and (b) with respect to any Syndicated Global Advance, its nature as a Base Rate Advance or Eurodollar Rate Advance. “U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms. “U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution. 26

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default. “U.S. Borrower” means Harley or HDFS, and “U.S. Borrowers” means, collectively, Harley and HDFS. “U.S. Special Resolution Regime” is defined in Section 9.21 hereof. “Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall be interpreted in accordance with Section 9.8 hereof. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in any Loan Document shall be construed as referring to such agreement, instrument or other document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference to any Person in any Loan Document shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein or in any other Loan Document) and (iii) any reference in any Loan Document to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, and any reference in any Loan Document to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. ARTICLE II THE CREDITS 2.1 Syndicated Global Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Syndicated Global Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Syndicated Global Loans to the Global Borrowers from time to time, in 27

Dollars, in an amount not to exceed in the aggregate at any one time outstanding an amount equal to such Syndicated Global Lender’s Pro Rata Share of the Aggregate Commitment; provided, however (i) that the sum of (a) the aggregate amount of the Syndicated Global Loans then outstanding and (b) the aggregate amount of the Bid Rate Loans then outstanding, shall not exceed the Aggregate Commitment; (ii) that the aggregate outstanding amount of all Loans at any time shall not exceed the Aggregate Commitment; and (iii) that, notwithstanding anything contained in this Agreement, the aggregate amount of all Syndicated Global Loans made by a Syndicated Global Lender shall not at any time exceed the amount of such Syndicated Global Lender’s Commitment. Each Syndicated Global Advance under this Section 2.1 shall consist of Syndicated Global Loans made by each Syndicated Global Lender ratably in proportion to such Syndicated Global Lender’s respective Pro Rata Share; provided that, the Global Administrative Agent may allocate any Syndicated Global Advance on a non-pro rata basis to the extent the failure to so allocate would cause a Syndicated Global Lender’s Loans to exceed such Syndicated Global Lender’s Commitment. Subject to the terms of this Agreement, each Global Borrower may borrow, repay and reborrow Syndicated Global Loans at any time prior to the Termination Date. Each Global Borrower may select, in accordance with Sections 2.6 and 2.8 and subject to the other conditions and limitations therein set forth and set forth in this Article II, Global Rate Options and Interest Periods applicable to portions of the Syndicated Global Advances. On the MaturityTermination Date, the outstanding principal balance of the Syndicated Global Loans shall be paid in full by the Global Borrowers. 2.2 [Reserved]Mandatory Prepayments of Loans and Mandatory Commitment Reductions. (a) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of Harley or any of its Subsidiaries from the incurrence of any Specified Indebtedness, Harley shall, with respect to any Loans then outstanding, within three (3) Business Days after such Net Cash Proceeds are received by Harley or any of its Subsidiaries, prepay the principal amount of such Loans then outstanding (if any) in an amount equal to the lesser of (x) the principal amount of Loans then outstanding and (y) 100% of the amount of such Net Cash Proceeds, which proceeds shall be applied in each case to minimize, to the extent reasonably practicable, any additional amounts required under Section 3.4 (it being understood and agreed that nothing in such Section 3.4 or with respect to the amounts required thereunder in respect of such application of proceeds shall delay the application of such proceeds as contemplated by this Section 2.2(a)), and, regardless of whether any Loans were outstanding and required to be so prepaid pursuant to this clause (a), there shall be an immediate, permanent and irrevocable ratable reduction of the Commitments then outstanding (i) effective as of the date such Net Cash Proceeds are received by Harley or any of its Subsidiaries, in an amount equal to the amount by which 100% of the amount of such Net Cash Proceeds exceeds the principal amount of Loans then outstanding, and (ii) upon the earlier of such prepayment of outstanding Loans described above and such third (3rd) Business Day after the receipt of such Net Cash Proceeds in an amount equal to the principal amount of Loans then outstanding. (b) In the event and on each occasion that Harley or any of its Subsidiaries enters into any Specified Conduit Facility, upon the effectiveness of such Specified Conduit Facility, regardless of whether any Net Cash Proceeds are received in respect thereof by or on behalf of Harley or any of its Subsidiaries (but without duplication of any Commitment 28 reduction (if any) under Section 2.2(a) in respect of such Specified Conduit Facility), the Commitments then outstanding shall be immediately, permanently and irrevocably ratably reduced by an amount equal to (i) 100% of the committed amount under such Specified Conduit Facility, minus (ii) all or any portion of such committed amount that constitutes Excluded Conduit Facility Indebtedness. 2.3 Optional Payments of Loans. Subject to Section 3.4 and the requirements of Section 2.7, each relevant Global Borrower may (a) prepay Floating Rate Loans following irrevocable notice given to the Global Administrative Agent by such Borrower, by not later than 12:00 noon (New York time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given such Borrower shall prepay the outstanding principal amounts of the specified Floating Rate Loans comprising part of the same Syndicated Global Advance in whole or ratably in part and (b) prepay any Fixed Rate Loans following notice given to the Global Administrative Agent by such Borrower by not later than 12:00 noon (New York time) on the date that is not less than one (1) Business Day preceding the date of the proposed prepayment, such notice specifying the Syndicated Global Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Fixed Rate Loans comprising an Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that any notice of optional prepayment of the Loans delivered by Harley pursuant to this Section may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Harley (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. With respect to Floating Rate Advances, each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and integral multiples of $100,000. 2.4 Reduction of Commitments. (a) Harley may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess of that amount, upon at least five (5) Business Days’ prior written notice to the Global Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Advances; provided further that any such notice delivered by Harley pursuant to this Section 2.4(a) may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Harley (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All accrued and unpaid commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The Global Administrative Agent shall promptly distribute to the relevant Lenders any notices received by it under this Section 2.4(a). (b) Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), Harley may notify the Global Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, 29 collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Global Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as Harley may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) Harley shall notify the Global Administrative Agent whether they wish such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then Harley shall be responsible for finding one or more financial institutions (each, a “Replacement Lender”), acceptable to the Global Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Global Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Global Administrative Agent deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.4(b), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by Harley had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments). (c) In addition, the Commitments shall be permanently and irrevocably reduced as and when provided in Section 2.2. 2.5 Method of Borrowing Syndicated Global Advances. The Global Administrative Agent shall, promptly upon receipt of a Syndicated Global Advance Borrowing Notice, notify each Syndicated Global Lender of such Syndicated Global Advance Borrowing Notice and, not later than such time as is reasonably requested by the Global Administrative Agent on each Borrowing Date, each Syndicated Global Lender shall make available its Syndicated Global Loan or Loans, in funds immediately available to the Global Administrative Agent at its address specified pursuant hereto. The Global Administrative Agent will promptly make the funds so received from the Syndicated Global Lenders available to the relevant Global Borrower. 2.6 Method of Selecting Types and Interest Periods for Syndicated Global Advances. Each Borrower shall select the Type of Syndicated Global Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Syndicated Global Advance from time to time. Each Global Borrower shall give the applicable office of the Global Administrative Agent or its applicable Affiliate (in each case as previously directed by the Global Administrative Agent to such Global Borrower) irrevocable notice (a “Syndicated Global Advance Borrowing Notice”), at its applicable office as previously specified to such Borrower, not later than the applicable time described in Schedule I, specifying: (i) the Borrowing Date of such Advance (which shall be a Business Day); (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. There shall be no more than ten (10) Interest Periods in effect with respect to all of the Syndicated Global Advances to any one Global Borrower at any time. Each Floating Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the applicable Floating Rate, changing when and as such Floating Rate changes, plus the Floating Rate Margin. Changes in the rate of interest on that portion of any Syndicated Global Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the 30

Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice and repayment notice received by it hereunder. The Global Administrative Agent will notify each relevant Lender of the interest rate applicable to each Fixed Rate Loan promptly upon determination of such interest rate. 2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation reasonably selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Global Administrative Agent and Harley, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. 2.17 Non-Receipt of Funds by the Global Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Global Administrative Agent prior to the date (or time, in the case of a Floating Rate Loan) on which it is scheduled to make payment to the Global Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Global Administrative Agent for the account of the relevant Lenders, that it does not intend to make such payment, the Global Administrative Agent may assume that such payment has been made. The Global Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Global Administrative Agent, the recipient of such payment shall, on demand by the Global Administrative Agent, repay to the Global Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Global Administrative Agent until the date the Global Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan (including without limitation pursuant to Section 2.11 if applicable). 2.18 MaturityTermination Date. This Agreement shall be effective until the MaturityTermination Date. Notwithstanding the termination of this Agreement on the MaturityTermination Date, until all of the Obligations (other than contingent indemnity and reimbursement obligations, to the extent such obligations have not accrued) shall have been fully paid and satisfied and all financing arrangements under the Loan Documents among the Borrowers and the Lenders shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive. 2.19 Term-Out Option. Harley may, by irrevocable written notice to the Global Administrative Agent given not fewer than ten (10) Business Days prior to the Termination Date, elect (such election, the “Term-Out Option”), effective as of the Termination Date (the “Term-Out Date”), to extend the Maturity Date for all or a ratable portion of the Advances outstanding on such date to May 11, 2021; provided that such extension of the Maturity Date shall become effective only if, on the Term-Out Date, (a) no Default or Unmatured Default shall have occurred and be continuing on the Term-Out Date and immediately after giving effect to the exercise of the Term- Out Option, (b) the representations and warranties of Harley set forth in this Agreement are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the Term-Out Date and immediately after giving effect to the exercise of the Term-Out Option, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (c) the Global Administrative Agent shall have received a certificate from Harley signed by an Authorized Officer of Harley (1) certifying the accuracy of the 37 foregoing clauses (a) and (b) and (2) certifying and attaching the resolutions adopted by Harley approving or consenting to such extension of the Maturity Date, (d) Harley shall pay to the Global Administrative Agent, for the account of each Lender, a term-out fee equal to 0.75% of the aggregate principal amount of such Lender’s outstanding Advances the Maturity Date in respect of which is being extended on the Termination Date pursuant to the exercise of the Term-Out Option in accordance with this Section 2.19, and (e) Harley shall not have previously exercised the Term- Out Option. In the event the Maturity Date shall be so extended, (i) all Advances that are subject to such extension and outstanding on the Termination Date shall continue to constitute Advances following such date, (ii) all Advances that are not subject to such extension but are outstanding on the Termination Date shall be repaid on such date, (iii) the aggregate Commitments will terminate on the Termination Date and the commitment fee pursuant to Section 2.14(C) shall cease to accrue on the Termination Date, and (iv) no Borrower may borrow or reborrow any additional Advances on or after the Termination Date. ARTICLE III CHANGE IN CIRCUMSTANCES 3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law, but excluding those that are merely proposed and not in effect) adopted after the ClosingAmendment No. 1 Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender) and having general applicability to all banks (or a Lender’s holding company or applicable Lending Installation for purposes of this Agreement) within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the ClosingAmendment No. 1 Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender)), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith (any of the foregoing, a “Change in Law”; provided, however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith by any Governmental Authority charged with the interpretation or application thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued to the extent having general applicability to all banks (or a Lender’s holding company or applicable Lending Installation for purposes of this Agreement) within the jurisdiction in which the applicable Lender (or its holding company or such Lending Installation) operates), (i) subjects the Global Administrative Agent, any Lender or any applicable Lending Installation to any taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings (other than (A) Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation with respect to its Fixed Rate Loans, or (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Fixed Rate Loans or 38 reduces any amount received by any Lender or any applicable Lending Installation in connection with Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest or fee received by it, by an amount deemed material by such Lender; and the result of any of the foregoing is to increase the cost to that Person of making, renewing or maintaining its Commitment or Loans or to reduce any amount received under this Agreement, then, within 30 days after receipt by the relevant Borrower of written demand by such Person pursuant to Section 3.6, such Borrower shall pay such Person that portion of such increased expense incurred or reduction in an amount received which such Person determines is attributable to making, funding and maintaining its Loans and its Commitment as reasonably determined by such Person (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of such Person under agreements having provisions similar to this Section 3.1 after consideration of such factors as such Person then reasonably determines to be relevant). 3.2 Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a “Change” (as defined below), and (ii) such increase in capital or liquidity will result in an increase in the cost to such Lender of maintaining its Loans or its obligation to make Loans hereunder, then, within 30 days after receipt by the relevant Borrower of written demand by such Lender pursuant to Section 3.6, such Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy and liquidity) as such amount is reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.2 after consideration of such factors as such Lender then reasonably determines to be relevant). “Change” means any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law, but excluding those that are merely proposed and not in effect) after the ClosingAmendment No. 1 Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender) and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital or liquidity required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender (provided, however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith by any Governmental Authority charged with the interpretation or application thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change”, regardless of the date enacted, adopted or issued to the extent having general applicability to all banks (or a Lender’s holding company or applicable Lending Installation for purposes of this Agreement) within the jurisdiction in which the applicable Lender (or its holding company or such Lending Installation) operates). 3.3 Availability of Types of Advances. (a) If (i) any Lender determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether 39 or not having the force of law, (ii) prior to the commencement of any Interest Period for a Fixed Rate Advance, the Global Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or LIBOR, as applicable (including, without limitation, because the LIBORRelevant Screen Rate is not available or published on a current basis), for a Loan for the applicable Interest Period; provided that no Benchmark Transition Event shall have occurred at such time or (iii) the Required Lenders with respect to Fixed Rate Advances determine that (x) deposits of a type, currency and maturity appropriate to match fund Fixed Rate Advances are not available or (y) the interest rate, Eurodollar Rate or LIBOR applicable to a Fixed Rate Advance does not accurately reflect the cost of making or maintaining such a Fixed Rate Advance, then the Global Administrative Agent shall give notice (in reasonable detail) thereof to the Borrowers and the Lenders by telephone or telecopy or electronic mail as promptly as practicable thereafter and, until the Global Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given by the Global Administrative Agent promptly after such circumstances cease to exist), (A) the availability of Fixed Rate Advances of the affected Type shall be suspended and (B) in the case of any occurrence set forth in clause (i) above, the Global Administrative Agent shall require any affected Fixed Rate Advances to be repaid or, in the case of Eurodollar Rate Loans, at the option of the applicable U.S. Borrower, converted to Base Rate Advances.if any Borrowing Notice requests a Eurodollar Rate Advance in Dollars, such Advance shall be made as a Base Rate Advance in Dollars. Furthermore, if any Fixed Rate Loan is outstanding on the date of Harley’s receipt of the notice from the Global Administrative Agent referred to in this Section 3.3(a) with respect to a Relevant Rate applicable to such Loan (any such Loan, a “Specified Loan”), then on the last day of the Interest Period applicable to such Specified Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Global Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars on such day. (b) Notwithstanding the foregoing, if at any time the Global Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that (i) the circumstances set forth in Section 3.3(a)(ii) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.3(a)(ii) have not arisen but any of (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Global Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate may no longer be used for determining interest rates for loans, then the Global Administrative Agent and Harley shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 8.3, such amendment shall become effective without any further action or consent of any other 40 party to this Agreement so long as the Global Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.3(b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 3.3(b), only to the extent the LIBOR Screen Rate for the Interest Period is not available or published at such time on a current basis), (A) the availability of Fixed Rate Advances of the affected Type shall be suspended and (B) in the case of any occurrence set forth in clause (i) above, the Global Administrative Agent shall require any affected Fixed Rate Advances to be repaid or, in the case of Eurodollar Rate Loans, at the option of the applicable U.S. Borrower, converted to Base Rate Advances. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Global Administrative Agent and Harley may amend this Agreement to replace the Relevant Rate with a Benchmark Replacement (and in the case of the replacement of LIBOR in respect of Dollars, such amendment will include the modification or replacement of clause (c) set forth in the definition of “Alternate Base Rate”). Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Global Administrative Agent has posted such proposed amendment to all Lenders and Harley, so long as the Global Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate in respect of any Loan denominated in Dollars, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Global Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of any Relevant Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date. (c) In connection with the implementation of a Benchmark Replacement, the Global Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any such amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (d) The Global Administrative Agent will promptly notify Harley and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Global Administrative Agent or Lenders pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent demonstrable error and may be made in its or their sole reasonable good faith discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.3. (e) Upon Harley’s receipt of notice of the commencement of a Benchmark 41

Unavailability Period, (A) the availability of Fixed Rate Advances of the affected (including any conversion or continuation in respect thereof) shall be suspended and (B) if any Borrowing Notice requests a Eurodollar Rate Advance in Dollars, such Advance shall be made as a Base Rate Advance in Dollars. Furthermore, if any Fixed Rate Loan is outstanding on the date of Harley’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Loan (any such Loan, a “Specified Loan”), then on the last day of the Interest Period applicable to such Specified Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Global Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars on such day. 3.4 Funding Indemnification. If any payment of a Fixed Rate Advance or Bid Rate Advance occurs on a date which is not the last day of the applicable Interest Period in the case of a Fixed Rate Advance or the applicable maturity date in the case of a Bid Rate Advance, whether because of acceleration, prepayment, assignment (to the extent such assignment is effected pursuant to Section 3.8) or otherwise, or a Fixed Rate Advance or Bid Rate Advance is not made or continued on the date specified by any Borrower for any reason other than default by the Lenders, Harley and such Borrower agrees to indemnify each Lender for any loss or cost (including lost profits) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance or Bid Rate Advance, as the case may be. 3.5 Taxes. (i) Unless such deduction is required by applicable law, all payments by any Borrower or the Guarantor to or for the account of any Lender or the Global Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If any Borrower or the Guarantor or the Global Administrative Agent shall be required by applicable law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Global Administrative Agent, then, except as otherwise specifically provided in this Section 3.5, (a) the sum payable by such Borrower or the Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Global Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower or the Guarantor, as applicable, shall make such deductions, (c) such Borrower or the Guarantor, as applicable, shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower or the Guarantor, as applicable, shall furnish to the Global Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of such payment that is reasonably satisfactory to the Global Administrative Agent. (ii) In addition, except as otherwise specifically provided in this Section 3.5, each Borrower and the Guarantor hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder by the relevant Borrower or the Guarantor to the relevant Lender, or under any Note (but excluding any such taxes, charges or levies in respect of any assignment, sale or transfer or participation by any Lender or the Global Administrative Agent and excluding Excluded Taxes) or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”). (iii) Each Borrower and the Guarantor hereby agree to indemnify the Global Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Global Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that each Borrower and the Guarantor shall not be required to so indemnify to the extent any relevant amount is actually compensated for under any other provision of 42 materially disadvantageous to such Lender. Each Lender requiring compensation pursuant to this Article III shall notify the relevant Borrower and the Global Administrative Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation; provided that the relevant Borrower or the Guarantor shall not be required to pay such amounts to the extent such amounts accrued prior to the date that is 90 days prior to the date of such notice; and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstances giving rise to such amounts are retroactive, then such 90-day period shall be extended to include the period of retroactive effect thereof. Any demand for compensation pursuant to this Article III shall be in writing and shall state the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the applicable fixed rate of interest with respect to such Loan, whether in fact that is the case or not. The obligations of the Borrowers and the Guarantor under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. 3.7 [Reserved] 3.8 Replacement of Affected Lenders. (a) If any Lender (or any Participant holding interests in any Loan owing to such Lender or in any Commitment of such Lender or in any other interest of such Lender under the Loan Documents) requests compensation under Section 3.1 or 3.2, or (b) if any Borrower is required to pay any additional amount pursuant to Section 3.5, or (c) if any Lender becomes a Defaulting Lender or (d) if any Lender (1) shall at any time have (or have a parent that has) a long-term credit rating of lower than BBB from S&P, lower than Baa2 from Moody’s or lower than the equivalent rating from any other nationally recognized statistical rating organization, or shall at any time not have a long-term credit rating from S&P, Moody’s or any other nationally recognized statistical rating organization (in each case under this clause (d)(1) regardless of whether any such circumstances existed at the time such Lender became a Lender), (2) is an Ineligible Institution, (3) enters into, or purports to enter into, an assignment or a participation with an Ineligible Institution in violation of this Agreement or (4) has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), then Harley may, at its sole expense and effort, upon notice to such Lender and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.3), all its interests, rights and obligations under this Agreement (other than any outstanding Bid Rate Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) in the case of an assignment to an assignee which is not a Lender, Harley shall have received the prior written consent of the Global Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Bid Rate Loans) and participations in the relevant Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Harley (in the case of all other amounts) and (iii) in the case of any such assignment arising under clause (d)(1) above, the assignee shall have a credit rating greater than or equal to BBB from S&P and/or greater than or equal to Baa2 from Moody’s. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an assignment and assumption executed by Harley, the Global Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumptionassignment and assumption by reference pursuant to Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similaran Approved Electronic SystemPlatform as to which the Global Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms 45 thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. 3.9 Removal of Lenders. (i) Notwithstanding any other provision of this Agreement to the contrary, if a Lender (or any Participant holding interests in any Loan owing to such Lender or in any Commitment of such Lender or in any other interest of such Lender under the Loan Documents) (each, a “Demanding Lender”) demands any payment of any amount pursuant to this Article III and the amount so demanded is disproportionately greater than the amount of compensation (if any) that the Borrowers generally are obligated to pay to other Lenders arising out of the same event or circumstance giving rise to such demand (a “Trigger Event”), then Harley may terminate such Demanding Lender’s Commitment hereunder, provided that (A) no Unmatured Default or Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Demanding Lender, Harley shall concurrently terminate the Commitment of each other Lender that has made a demand for payment under this Article III that arises out of such Trigger Event and that is similarly disproportionate to the amount the Borrowers are generally obligated to pay to other Lenders arising out of such Trigger Event, (C) the Global Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld or delayed, but may include consideration of the adequacy of the liquidity of Harley and its Subsidiaries) and (D) such Demanding Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 3.9(i))). In no event shall the termination of a Lender’s Commitment in accordance with this Section 3.9(i) impair or otherwise affect the obligation of the Borrowers to make any payment demanded by such Lender in accordance with this Article III. (ii) Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then Harley may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Unmatured Default or Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Bail-In Lender, Harley shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Global Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld or delayed, but may include consideration of the adequacy of the liquidity of Harley and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 3.9(ii))). ARTICLE IV CONDITIONS PRECEDENT 4.1 Initial Loans. This Agreement shall not become effective nor shall the Lenders be required to make the initial Loans unless (i) since December 31, 2018, no event, development or circumstance shall have occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations or financial condition of Harley and its subsidiaries taken as a whole and (ii) the Borrowers shall have (a) paid all fees required to be paid, and all expenses required to be paid for which invoices have been presented reasonably in advance of the Closing Date, in connection with the execution of this Agreement, (b) furnished to the Global Administrative Agent such 46 documents as the Global Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit D to this Agreement, (c) obtained all governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of Harley and its Subsidiaries (including the Borrowers) and such approvals remain in full force and effect, and (d) delivered to the Lenders (1) audited consolidated financial statements of Harley (on a Consolidated basis) and (2) audited Consolidated financial statements of HDFS and its Subsidiaries (on a Consolidated basis), in the case of each of the foregoing clauses (1) and (2), for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available. It is acknowledged and agreed that the foregoing conditions were satisfied, and this Agreement became effective, as of May 13, 2019. 4.2 Each Loan. No Lender shall be required to make any Loan unless on the applicable Borrowing Date: (i) at the time of and immediately after giving effect to such Advance or Loan, no Default or Unmatured Default shall have occurred and be continuing; and (ii) the representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date; provided, that the representations set forth in Sections 5.1.6 and 5.1.7 shall be deemed to be made only (1) on and as of the Closing Date and (2) pursuant to the terms of Section 2.19, on and as of the Term-Out Date (if any). Each Borrowing Notice with respect to each Loan or Advance shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Sections 4.2(i) and (ii) will have been satisfied as of the date of such Loan or Advance. ARTICLE V REPRESENTATIONS AND WARRANTIES 5.1 Representations and Warranties. Each of the Companies represents and warrants to the Lenders and the Global Administrative Agent as follows as of the Closing Date and thereafter on each date as and to the extent required by Section 4.2: 5.1.1 Corporate Existence and Standing. Each of the Companies and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. 5.1.2 Corporate Power and Authority; No Conflict. The execution, delivery and performance by each of the Companies of this Agreement and the other Loan Documents to be delivered by it, and the consummation of the transactions contemplated hereby, are within such Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Company’s charter or by-laws or (ii) law or any indenture or other agreement evidencing debt for borrowed money in an outstanding principal balance in excess of $50,000,000 or any material contractual restriction binding on or affecting any Company. 5.1.3 No Authorization or Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any 47 other third party is required as a condition to the due execution, delivery and performance by the Companies of this Agreement or the other Loan Documents to be delivered by it. 5.1.4 Execution, Delivery and Enforceability. This Agreement has been, and each of the other Loan Documents to be delivered by each Company when delivered hereunder will have been, duly executed and delivered by such Company. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of each Company enforceable against such Company in accordance with their respective terms (subject to the effect of bankruptcy and other similar laws affecting creditors’ rights generally and general principles of equity). 5.1.5 Financial Statements. The Consolidated balance sheet of Harley and its Subsidiaries as at December 31, 20182019, and the related Consolidated statements of income and cash flows of Harley and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of Harley and its Subsidiaries as at such date and the Consolidated results of the operations of Harley and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied. 5.1.6 Material Adverse Change. Since December 31, 20182019, there has been no Material Adverse Change. (excluding, for the avoidance of doubt, changes or effects directly arising out of or otherwise directly related to the impact of the COVID-19 pandemic on Harley’s operations, as described in Harley’s press release dated March 18, 2020 and Harley’s Current Report on Form 8-K filed with the Commission on March 26, 2020). 5.1.7 Litigation. There is no action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, pending or threatened in writing against Harley or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby. 5.1.8 Regulations T, U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X issued by the Board), and no proceeds of any Advance will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock that entails a violation of any of the Regulations of the Board. 5.1.9 Investment Company Status. No Borrower is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. 5.1.10 Anti-Corruption Laws and Sanctions. The Companies have implemented and maintain in effect policies and procedures designed to promote and achieve compliance by the Companies, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Companies, their Subsidiaries and their respective directors and officers and, to the knowledge of each 48 recognized national standing and certificates of the chief financial officer or treasurer of Harley (on behalf of Harley and HDFS) as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.3; (c) as soon as possible and in any event within five (5) Business Days after an executive officer of Harley knows or should have known of the occurrence of each Default or Unmatured Default continuing, a statement of the chief financial officer or treasurer of Harley setting forth details of such Default or Unmatured Default and the action that Harley has taken and proposes to take with respect thereto; (d) promptly after the sending or filing thereof, copies of all reports that Harley sends to any of its securityholders as such, and copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) that Harley or any Subsidiary files with the Commission or any national securities exchange, excluding any of the foregoing to the extent related solely to a Permitted Finance Receivables Securitization (unless such report constitutes a notice of default or acceleration); (e) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting Harley or any of its Subsidiaries of the type described in Section 5.1.7(ii); and (f) from time to time such information and documentation reasonably requested by the Global Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation; and (g) (f) such other information respecting Harley or any of its Subsidiaries as any Lender through the Global Administrative Agent may from time to time reasonably request (it being understood and agreed that neither Harley nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books or account or other matter (i) in respect of which disclosure to the Global Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on Harley or its Subsidiaries; (ii) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (iii) constitutes non-financial trade secrets or non-financial proprietary information). Financial statements (other than the certificate of the chief financial officer or the treasurer) required to be delivered pursuant to clauses (a), (b) and (d) of this Section 6.1.9 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such financial statements are filed for public availability on the Commission’s Electronic Data Gathering and Retrieval System or (ii) Harley notifies (which may be by facsimile or electronic mail) the Global Administrative Agent that such financial statements have been posted at a site (the address of which shall be contained in such notice) on the world wide web, which site is accessible by a widely held nationally recognized web browser, from which such financial statements may be readily viewed and printed. 6.1.10 Use of Proceeds. (a) Each Borrower shall use the proceeds of the Loans to provide funds for the general corporate purposes of such Borrower and its Subsidiaries. 51

(b) No Borrower will request any Loan or Advance, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case except to the extent permissible for a Person required to comply with Sanctions, or (iii) in any other manner that would result in liability to the Global Administrative Agent or any Lender under any applicable Sanctions or a breach by the Global Administrative Agent or any Lender of Sanctions. 6.2 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Companies will not: 6.2.1 [Reserved]. 6.2.2 Liens, Etc. Create or suffer to exist, or permit any Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign for security purposes, or permit any Material Subsidiaries to assign for security purposes, any right to receive income, other than: (a) Permitted Liens; (b) purchase money Liens (including Liens securing Capitalized Lease Obligations) upon or in any real Property or goods acquired, constructed or held by any of the Companies or any Material Subsidiary in the ordinary course of business to secure the purchase price of such Property or goods or to secure Indebtedness and/or other obligations incurred solely for the purpose of financing the acquisition or construction of such real Property or goods, or Liens existing on such real Property or goods at the time of its acquisition or construction (other than any such Liens created in contemplation of such acquisition or construction that were not incurred to finance the acquisition or construction of such Property) and extensions, renewals or replacements of any of the foregoing to the extent the principal amount secured is not increased; provided, however, that no such Lien shall extend to or cover any properties of any character other than the real Property or goods being acquired or constructed (and related Property), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced (it being understood that individual financings permitted by this subsection provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted under this subsection); provided, further that such Lien attaches to such real Property or goods concurrently with or within 270 days after (i) the acquisition of such real Property or goods or (ii) the later of (x) the completion of such construction of such real Property or goods and (y) the date of commencement of the commercial operation of such real Property or goods constructed, as applicable; provided, further that the aggregate principal amount of the Indebtedness secured by the Liens referred to in this clause (b) shall not exceed the greater of (i) $150,000,000 and (ii) an amount equal to 1.5% of Consolidated Total Assets (determined by reference to the most recent financial statements of Harley delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5) as determined at the time of, and immediately after giving effect to, the incurrence of such Lien (for the purposes of this Section 6.2.2(b), “goods” has the meaning set forth in Section 9-102(44) of the Uniform Commercial Code as in effect in the State of 52

New York); (c) the Liens existing on the ClosingAmendment No. 1 Effective Date and described on Schedule 6.2.2(c) hereto; (d) Liens on (or assignments of) Property of a Person existing at the time such Person is merged into or consolidated with any of the Companies or any Material Subsidiary of any of the Companies or becomes a Material Subsidiary of any of the Companies or at the time any of the Companies or any Material Subsidiary of any of the Companies otherwise acquires such Property from such Person; provided that such Liens or assignments were not created in contemplation of such merger, consolidation or acquisition, or such Person becoming a Material Subsidiary, and do not extend to any assets other than those of the Person so merged into or consolidated with any of the Companies or such Subsidiary or acquired by any of the Companies or such Subsidiary or those of such Person becoming a Material Subsidiary; (e) other Liens or assignments securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (i) $250,000,000500,000,000 and (ii) an amount equal to 2.55.0% of the Consolidated Total Assets (determined by reference to the most recent financial statements of Harley delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5) as determined at the time of, and immediately after giving effect to, the incurrence of such Lien or the making of such assignment; (f) Liens (A) consisting of sales, assignments, pledges or other transfers of Finance Receivables in connection with a Permitted Finance Receivables Securitization, and (B) on Finance Receivables and on any interest in Finance Receivables retained by Harley or any of its Subsidiaries (including a Finance Receivables Subsidiary), whether directly or through the ownership of a certificate or other interest in another Person, provided to secure Permitted Securitization Recourse Obligations of Harley or any of its Subsidiaries; (g) the replacement, extension or renewal of any Lien or assignment permitted by clause (b), (c) or (d) above upon or in the same Property theretofore subject thereto or the replacement, extension or renewal (to the extent the principal amount secured is not increased) of the Indebtedness or other obligation secured thereby; (h) Liens incurred in connection with sale and leaseback transactions securing assets or other Property with a value of not in excess of the greater of (i) $150,000,000 and (ii) an amount equal to 1.5% of Consolidated Total Assets (determined by reference to the most recent financial statements of Harley delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5) as determined at the time of, and immediately after giving effect to, the incurrence of such Lien; (i) Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 6.2.2; (j) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and other similar investments not prohibited by this Agreement, and Liens on equity interests of joint ventures securing obligations of such joint ventures; and 53

(k) Liens on assets in order to secure defeased and/or discharged, discharged and/or redeemed indebtedness. 6.2.3 Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (but excluding, for the avoidance of doubt, the following transactions: (w) any transfer of cash, cash equivalents or marketable securities in the ordinary course of business, (x) any issuance by a Person of its own equity interests, (y) any transfer for security purposes that is permitted by Section 6.2.2 and (z) any casualty loss, governmental taking or similar disposition) (whether in one transaction or in a series of related transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of any Borrower or of any Borrower and its Subsidiaries (taken as a whole) to, any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Subsidiary (other than any Company) may merge or consolidate with or into, or transfer, convey or dispose of assets to, any other Person so long as such transaction or series of related transactions does not result in the transfer, conveyance or other disposal of all or substantially all of the assets (whether now owned or hereafter acquired) of any Borrower or of any Borrower and its Subsidiaries (taken as a whole), (ii) any of the Companies and any Material Subsidiary may merge into or transfer, convey or dispose of assets to any Person in a transaction in which a Company or a Material Subsidiary is the surviving or transferee entity (provided that any such transaction involving a Company must result in a Company as the surviving or transferee entity), (iii) Harley may merge into a wholly-owned Subsidiary that has no material assets or liabilities for the sole purpose of changing the state of incorporation of Harley if the surviving corporation shall expressly assume the liabilities of Harley under this Agreement and the other Loan Documents and (iv) the Guarantor may merge or consolidate with a Person (other than a Borrower) in a transaction in which the Guarantor is the surviving entity; provided, in each case, that no Unmatured Default shall have occurred and be continuing at the time of such proposed transaction or would result after giving effect thereto and provided, further, that the foregoing shall not restrict any of the Companies or any Material Subsidiaries in respect of dispositions of inventory, cash or obsolete, used or surplus equipment or other Property in the ordinary course of business or in respect of any Permitted Finance Receivables Securitization and provided, further, that the foregoing shall not restrict any of the Companies or any Material Subsidiaries from selling or disposing of any Property the contemplated disposition of which Harley has disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the Commission prior to the ClosingAmendment No. 1 Effective Date. 6.2.4 [Reserved]. 6.2.5 [Reserved]. 6.2.6 Margin Regulations. Permit more than 25% of the “value” (within the meaning of Regulation U issued by the Board) of the assets of Harley and its Subsidiaries, both before and after giving effect to any Advance hereunder, to constitute “margin stock” as defined in Regulations T, U and X issued by the Board. 6.2.7 Amendments to Support Agreement. Allow or suffer to exist any amendment, supplement or other modification to the Support Agreement (if the foregoing adversely affects, or could reasonably be expected to adversely affect, the Lenders but in no event shall any amendment reduce, or effectively reduce, the amount of support under the Support Agreement) without the prior written consent of the Required Lenders. 54

6.3 Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Companies shall comply with the following: (A) Defined Terms for Financial Covenants. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined): “Consolidated Equity” means and refers to, as of the end of any period of determination, the sum, without duplication, of (i) consolidated shareholders’ equity of HDFS, (ii) preferred stock and (iii) Subordinated Indebtedness. “Consolidated Finco Debt” means, at any time, all Indebtedness for borrowed money of HDFS and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of HDFS in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts (i) Subordinated Indebtedness, (ii) Subordinated Intercompany Indebtedness and (iii) Indebtedness for borrowed money in respect of Permitted Finance Receivables Securitizations to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided that the aggregate outstanding credit enhancements in the form of cash or letter(s) of credit provided by HDFS or any of its Subsidiaries (other than any structured bankruptcy-remote Subsidiary of HDFS) in excess of 10% of the aggregate outstanding Indebtedness for borrowed money and owner trust certificates (however classified) incurred in connection with such Permitted Finance Receivables Securitizations shall not be excluded from Consolidated Finco Debt pursuant to this clause (iii). “Consolidated Opco Debt” means, at any time, all Indebtedness for borrowed money of Harley and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of Harley in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts any Indebtedness of HDFS and its Consolidated Subsidiaries. “Consolidated Shareholders’ Equity” means, as of the end of any fiscal quarter, the consolidated shareholders’ equity of Harley at the end of such fiscal quarter of Harley (determined by reference to the financial statements of Harley delivered with respect to such fiscal quarter pursuant to Section 6.1.9(a) or 6.1.9(b)), determined on a Consolidated basis in accordance with Agreement Accounting Principles. “Finco Leverage Ratio” means the ratio of (a) Consolidated Finco Debt to (b) the sum of (i) Consolidated Equity plus (ii) the allowance for credit losses on finance receivables of HDFS determined on a consolidated basis. “Opco Leverage Ratio” means the ratio of (a) Consolidated Opco Debt to (b) the sum of (i) Consolidated Opco Debt plus (ii) Consolidated Shareholders’ Equity. “Subordinated Indebtedness” means Indebtedness of Harley or its Subsidiaries, whether direct or indirect, to non-affiliated Persons which is subordinated to the Obligations on a basis acceptable to the Global Administrative Agent. (B) Maximum Finco Leverage Ratio. The Companies shall not permit the Finco Leverage Ratio, as of the end of any fiscal quarter, to exceed 10.00 to 1.00. 55

(C) Maximum Opco Leverage Ratio. The Companies shall not permit the Opco Leverage Ratio, as of the end of any fiscal quarter, to exceed 0.70 to 1.00. ARTICLE VII DEFAULTS 7.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement: (a) Failure to Make Payments When Due. Any Borrower (i) shall fail to pay any principal of any Advance when the same becomes due and payable or (ii) shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five (5) Business Days after the same becomes due and payable. (b) Breach of Representation or Warranty. Any representation or warranty made by any Company herein or by any Company (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made. (c) Breach of Certain Covenants. (i) Any of the Companies shall fail to perform or observe any term, covenant or agreement under Section 6.1.4, 6.1.9(c), 6.1.9(e), 6.1.10(b), 6.2, or 6.3 or (ii) any of the Companies shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the applicable Company by the Global Administrative Agent or any Lender. (d) Default as to Other Indebtedness. (i) Any Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness owed to any Borrower or any Material Subsidiaries) that is outstanding in a principal or net amount of at least $125,000,000 in the aggregate (but excluding (1) Indebtedness outstanding hereunder and (2) Indebtedness under a Permitted Finance Receivables Securitization) of such Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) or any event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness (including, for the avoidance of doubt, such Indebtedness under a Permitted Finance Receivables Securitization to the extent such Indebtedness appears as a liability or indebtedness on the balance sheet of any Borrower or any Material Subsidiary in accordance with Agreement Accounting Principles – “Balance Sheet ABS Debt”) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause such Indebtedness to become due, or require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity date (other than by a regularly scheduled required prepayment or redemption); or any such Indebtedness (including Balance Sheet ABS Debt) shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness (including Balance Sheet ABS Debt) shall be required to be made, in each case prior to the stated maturity thereof. Notwithstanding the foregoing, none of the following events shall constitute a Default under this clause (d) unless such event results in the acceleration of other Indebtedness of a Borrower or any Material Subsidiary in an aggregate principal amount of more than $125,000,000: (i) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or a casualty or similar event, (ii) any change of control offer made 56 within 60 days after an acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired business, (iii) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness, (iv) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issues or excess cash flow, in each case pursuant to Indebtedness of an acquired business, (v) prepayments required by the terms of debt as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for taxes, increased costs, capital adequacy and other similar customary requirements andor (vi) any voluntary prepayment, redemption or other satisfaction of debt that becomes mandatory in accordance with the terms of such debt solely as the result of the company or applicable subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction. (e) Bankruptcy Events, Etc. Any Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or any such Borrower or any such Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this Section 7.1(e). (f) Monetary Judgments. Judgments or orders for the payment of money in excess of $125,000,000 in the aggregate shall be rendered against any Borrower or any Material Subsidiary with respect to which (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be a Default or included in the calculation of the aggregate amount of judgments or orders under this Section 7.1(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order. (g) Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Borrower or any Material Subsidiary that would be reasonably expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. (h) Change of Control. A Change of Control shall occur. (i) ERISA. (i) The occurrence of any ERISA Event; (ii) the partial or complete withdrawal of Harley or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the 57 hereinafter referred to as a “Non Pro Rata Loan”) or any Lender otherwise becomes a Defaulting Lender, until the earlier of such Lender’s cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Global Administrative Agent by any Borrower and otherwise required to be applied to such Lender’s share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the applicable Borrower by the Global Administrative Agent (“Cure Loans”) on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary: (i) the foregoing provisions of this Section 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.8; (ii) any Defaulting Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Syndicated Global Advance at such time as an amount equal to such Defaulting Lender’s original Pro Rata Share of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Defaulting Lender itself or by operation of the terms of this Section 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued; (iii) amounts advanced to any Borrower to cure, in full or in part, any such Defaulting Lender’s failure to fund its Pro Rata Share of any Syndicated Global Advance shall bear interest at the rate applicable to Syndicated Global Loans which are Base Rate Loans, in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of any Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans; (v) for so long as and until the earlier of any such Defaulting Lender’s cure of all matters that caused such Lender to be a Defaulting Lender and the termination of the Commitments, the term “Required Lenders” for purposes of this Agreement shall mean Lenders (excluding all Defaulting Lenders) whose Pro Rata Shares represent greater than fiftyfifty-one percent (5051%) of the aggregate Pro Rata Shares of such Lenders; and (vi) for so long as and until any such Defaulting Lender’s cure of all matters that caused such Lender to be a Defaulting Lender, such Defaulting Lender shall not be entitled to any fees, and no fees shall accrue, with respect to its Commitment. 8.3 Amendments. Except as provided in Section 3.3(b) or (c), subject to the provisions of this Article VIII, the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that (a) no such supplemental agreement shall, without the consent of (1) with respect to clauses (iii), (iv), (v), (vi), 59

(vii) and (ix) below, each Lender directly affected thereby or (2) with respect to clauses (i), (ii) and (viii) below, each Lender directly and adversely affected thereby: (i) postpone or extend the Termination Date, the Maturity Date (except as permitted under Section 2.19) or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof) or postpone the scheduled date of expiration of any Commitment of such Lender; (ii) reduce the principal amount of any Loans, or reduce the rate or amount of or extend the time of payment of interest or fees thereon or other amounts payable hereunder (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof and except that no amendment entered into pursuant to the terms of Section 3.3(b) or (c) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)); (iii) reduce the percentage specified in the definition of Required Lenders or any other provision hereof specifying the percentage or number of Lenders specified to be the applicable percentage or number in this Agreement to act on specified matters or amend the definitions of “Required Lenders” or “Pro Rata Share”; (iv) increase the amount of the Commitment of any Syndicated Global Lender or increase any Lender’s Pro Rata Share, it being understood that an amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment, Unmatured Default or Default shall not constitute an increase in the Commitment of any Syndicated Global Lender; (v) permit any Borrower to assign its rights under this Agreement; (vi) [reserved]; (vii) release the Guarantor other than in accordance with the terms of the Loan Documents; (viii) alter the manner in which payments or prepayments of principal, interest or other amounts under the Loan Documents shall be applied as among the Lenders; or (ix) amend this Section 8.3.; provided that no consent of any Defaulting Lender shall be required pursuant to clause (iii) or (viii) above as to any modification that does not adversely affect such Defaulting Lender in a non-ratable manner. No amendment of any provision of this Agreement relating to the Global Administrative Agent shall be effective without the written consent of the Global Administrative Agent. The Global Administrative Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders or Borrowers. If, in connection with any proposed amendment, waiver or consent requiring the consent of “the Lenders”, “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then Harley may (at 60 its sole cost and expense) elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to Harley and the Global Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an assignment and assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 13.3(A), and with Harley or such replacement Lender paying the $3,500 processing fee required in Section 13.3(B) and (ii) Harley shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all principal, interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by any Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.1, 3.2 and 3.5, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an assignment and assumption executed by Harley, the Global Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an assignment and assumption by reference pursuant to an Approved Electronic Platform as to which the Global Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything herein to the contrary, as to any amendment or amendment and restatement otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective. Notwithstanding anything herein to the contrary, if the Global Administrative Agent and Harley acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Global Administrative Agent and Harley shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. 8.4 Preservation of Rights. No delay or omission of the Lenders or the Global Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be 61

Accounting Principles. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Harley or any Subsidiary of Harley at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for purposes of calculating shareholders’ equity, by excluding all accumulated other comprehensive income (or loss) as shown on the most recent Consolidated balance sheet of Harley or HDFS, as applicable, delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5. Notwithstanding any other provision of this Agreement to the contrary, except for the purpose of preparing financial statements in accordance with Agreement Accounting Principles, (x) the determination of whether a lease constitutes a capital or finance lease, on the one hand, or an operating lease, on the other hand, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to Agreement Accounting Principles as in effect on December 1, 2018 without giving effect to the phase-in of the effectiveness of any amendments to Agreement Accounting Principles that have been adopted as of December 1, 2018 and (y) Accounting Standards Update 2016-13 Financial Instruments- Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall not be given effect.. 9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. 9.10 Nonliability of Lenders. The relationship among the Companies and the Credit Parties shall be solely that of borrower or guarantor and lender. No Credit Party shall have any fiduciary responsibilities to any of the Companies. No Credit Party undertakes any responsibility to any of the Companies to review or inform any of the Companies of any matter in connection with any phase of any of the Companies’ business or operations. Each Company further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Company, its Subsidiaries and other companies with which such Company or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Company acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Company or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the 64

Company by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Company in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Company also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Company or any of its Subsidiaries, confidential information obtained from other companies. 9.11 CHOICE OF LAW AND SUBMISSION TO JURISDICTION. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO BANKS. EACH COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE GLOBAL ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. 9.12 WAIVER OF JURY TRIAL. EACH OF THE COMPANIES, THE GLOBAL ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 9.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Loan Documents. 9.14 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the requirements of 65 the Beneficial Ownership Regulation hereby notifies each Company that pursuant to the requirements of the Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Company, which information includes the name and address of such Company and other information that will allow such Lender to identify such Company in accordance with the Act. and the Beneficial Ownership Regulation. Each Company shall, promptly following a request by the Global Administrative Agent (including any such request on behalf of any Lender), provide all documentation and other information that the Global Administrative Agent (or such Lender) reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation. 9.15 Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Article XIV. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. 9.16 Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEAAffected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEAthe applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (A) the application of any Write-Down and Conversion Powers by an EEAthe applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEAAffected Financial Institution; and (B) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEAAffected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEAthe applicable Resolution Authority. To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify Harley and the Global Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur). 9.17 Certain Calculations. No Unmatured Default or Default shall arise as a result of any limitation or threshold set forth in Dollars in Sections 6.2 and 6.3 and Article VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of Harley immediately preceding the fiscal quarter of Harley in which such transaction requiring a determination occurs. 66

9.18 Interest Rates. The Global Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto, or replacement rate therefor (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms). 9.18 [Intentionally Omitted]. 9.19 LLC Division. Any reference in this Agreement to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, in each case within the meaning of applicable law, or an allocation of assets, rights, obligations or liabilities to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), in each case within the meaning of applicable law, as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person, and any Person resulting from such a division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and any Person resulting from such a division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute a separate Person or entity).For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time. 9.20 Interest Rates; LIBOR Notification. The interest rate on FixedEurodollar Rate Advances is determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on FixedEurodollar Rate AdvancesLoans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 3.3(b) of this Agreement, suchUpon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 3.3(b) provides a mechanism for determining an alternative rate of interest. The Global Administrative Agent will promptly notify Harley, pursuant to Section 3.3(d), and endeavor to agree upon a successor benchmark as expressly contemplated by Section 3.3, in advance of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans is based. However, the Global Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related toavailability of the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (provided that, for the avoidance of doubt, the Global Administrative Agent shall administer the definition of any such rate in accordance with its 67 terms and to comply with the terms of Section 3.3(b), subject to the other terms and conditions of this Agreement)including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.3(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.3(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.3(b), will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms and comply with its obligations in Article II (including Section 3.3) of this Agreement). 9.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. ARTICLE X THE GLOBAL ADMINISTRATIVE AGENT 10.1 Appointment; Nature of Relationship. JPMorgan Chase Bank, N.A. is appointed by the Lenders (each reference in this Article X to a Lender being in its capacity as a Lender) as the Global Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Global Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Global Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Global Administrative Agent”, it is expressly understood and agreed that the Global Administrative Agent shall not have any fiduciary 68 exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Global Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Global Administrative Agent, and the Arranger or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Companies, that none of the Global Administrative Agent, or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Global Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). (c) The Global Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans, or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. ARTICLE XI SETOFF; RATABLE PAYMENTS 11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to any Company 72 or any part of the Obligations, this Guarantee, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. The Guarantor consents and agrees that none of the Lenders nor the Global Administrative Agent nor any Person acting for or on behalf of the Lenders or the Global Administrative Agent shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent that any Borrower or any other guarantor of all or any part of the Obligations makes a payment or payments to any Lender or the Global Administrative Agent, or any Lender or the Global Administrative Agent receives any proceeds of collateral for all or any part of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Borrower, the Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction. In furtherance of the foregoing and not in limitation of any other right which the Global Administrative Agent or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrower to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor promises to and will, upon receipt of written demand by the Global Administrative Agent, forthwith pay, or cause to be paid, in cash, the amount of such unpaid Obligations. The Guarantor further agrees that if payment in respect of any of the Obligations owed to any Lender shall be due at a place of payment other than as designated in this Agreement and if, by reason of any Change in Law (as defined in Section 3.1), war or civil disturbance or other event, such place of payment shall be impossible or, in the judgment of such Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Guarantor shall make payment of such Obligation in the applicable place designated in this Agreement, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment. Until the Obligations have been paid in full in cash and the MaturityTermination Date shall have occurred, the Guarantor (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Global Administrative Agent (or any of them) now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Global Administrative Agent (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of any Borrower to the Lenders or the Global Administrative Agent (or any of them). This Guarantee shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid (in cash) and discharged and this Agreement and all financing arrangements between any Borrower, the Global Administrative Agent and the Lenders pursuant to this Agreement shall have been terminated; provided that if the Guarantor is merged or consolidated with another Company pursuant to Section 6.2.3 or if the capital stock of the Guarantor is sold, transferred or otherwise disposed of in a transaction permitted pursuant to the terms of this Agreement (as in effect on the ClosingAmendment No. 1 Effective Date), the Guarantor shall be released from its obligations under this Agreement without further action. If, notwithstanding the foregoing, the Guarantor shall have any right under applicable law to terminate or revoke this Guarantee, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received 75 and obligations under this Agreement to such Person (unless Harley has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any Purchaser or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such Purchaser or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by Harley of an assignment agreement with respect to such Purchaser will not by itself result in such Purchaser no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (D)(i) shall not be void, but the other provisions of this clause (D) shall apply. (ii) If any assignment or participation is made to any Disqualified Institution without Harley’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, Harley may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Global Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 13.3), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder. (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by Harley, the Global Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Global Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Global Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Global Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter., and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (iv) The Global Administrative Agent shall have the right, and Harley hereby expressly authorizes the Global Administrative Agent, to (A) post the list of Disqualified Institutions provided by Harley and any updates thereto from time to time (collectively, the “DQ List”) on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similaran Approved Electronic SystemPlatform, including that portion of such platform that is designated 79 for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same. The DQ List shall be subject to the requirements of Section 13.4. (v) The Global Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Global Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution. (E) EEAAffected Financial Institutions. Notwithstanding anything to the contrary in this Section 13.3, or elsewhere in this Agreement, the consent of Harley shall be required (such consent not to be unreasonably withheld or delayed) for an assignment to an assignee that is an EEAAffected Financial Institution unless a Default shall have occurred and be continuing at the time of such assignment. 13.4 Confidentiality. (i) Subject to Section 13.5, the Global Administrative Agent and the Lenders shall hold confidential (A) all nonpublic information obtained pursuant to the requirements of this Agreement and (B) except as otherwise permitted by Harley, all information related to the Licensed Marks (as defined in Section 13.6)) and all other information which a reasonable person would deem to be confidential and/or proprietary in light of the nature of the information and the manner in which it was disclosed; provided that the Global Administrative Agent and the Lenders may each make disclosure (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and the Global Administrative Agent and each Lender, as applicable, shall be responsible for breach by its respective affiliated Persons to which the Global Administrative Agent or such Lender made such disclosure), (2) to the extent requested by any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (6) subject to a written agreement containing provisions substantially the same as those of this Section, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on and subject to the terms of this clause (6)) or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (7) with the prior written consent of Harley, (8) to the extent such information (a) becomes publicly available other than as a result of a breach of this Section or (b) becomes available to the Global Administrative Agent or any Lender on a nonconfidential basis from a source other than the Companies, (9) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any such information relating to the Companies received by it from the Global Administrative Agent or any Lender or (10) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans. In no event shall the Global Administrative Agent or any Lender be obligated or required to return any materials furnished by Harley, the Companies or any of their Subsidiaries; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of Harley or any Company in connection with this Agreement. 80

Therefore, in the event of any such breach, HDFS and Harley shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as monetary damages. Nothing stated in this Section 13.6 shall be construed to limit any other remedies available to any party hereto. ARTICLE XIV NOTICES 14.1 Giving Notice. (a) Except as otherwise permitted by Article II with respect to Borrowing Notices and Section 6.1.9, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties (provided that any notification of the DQ List to the Global Administrative Agent shall be made via email to the following address: JPMDQ_Contact@jpmorgan.com). Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or, if by courier, one (1) Business Day after deposit with a reputable overnight carrier service; with all charges paid. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic SystemsPlatforms pursuant to procedures approved by the Global Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Global Administrative Agent and the applicable Lender. The Global Administrative Agent or the Companies may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Global Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Electronic SystemsPosting of Communications. (i) Each Borrower agrees that the Global Administrative Agent may, but shall not be obligated to, make any Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similarIntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Global Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic SystemPlatform”). (ii) Any Electronic System used by the Global Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, 82 without limitation, any warranty of merchantability, fitness for a particular purpose, non- infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Global Administrative Agent or any of its Affiliates, and each of such Person’s respective officers, directors, employees, attorneys and agents (collectively, the “Agent Parties”), have any liability to any Company, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Company’s or the Global Administrative Agent’s transmission of Communications through an Electronic System, except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Global Administrative Agent or the Agent Parties. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Company pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Global Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System. (ii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Global Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Global Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction by a final and nonappealable judgment). (iii) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE GLOBAL ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY COMPANY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, 83

INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY COMPANY’S OR THE GLOBAL ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT ACTUAL DAMAGES ARISING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY APPLICABLE PARTY (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT). (iv) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Global Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (v) Each of the Lenders and the Borrowers agrees that the Global Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Global Administrative Agent’s generally applicable document retention procedures and policies. (vi) Nothing herein shall prejudice the right of the Global Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. (iii) For the avoidance of doubt, nothing in this Section 14.1(c) shall affect any obligations arising under Section 13.4. (d) Reports Due on Non-Business Days. If any document, statement, notice or report hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date of required delivery shall be extended to the next succeeding Business Day. 14.2 Change of Address. Any of the Companies, the Global Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto (or, in the case of any Lender, by notice in writing to Harley and the Global Administrative Agent). ARTICLE XV COUNTERPARTS 15.1 Counterparts; Effectiveness; Electronic Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Global Administrative Agent and when the Global Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be 84 effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Without limiting the generality of the foregoing, the Companies hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Global Administrative Agent, the Lenders and the Companies, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. [Remainder of This Page Intentionally Blank] 85

IN WITNESS WHEREOF, the Companies, the Lenders and the Global Administrative Agent have executed this Agreement as of the date first above written. HARLEY-DAVIDSON, INC., as a U.S. Borrower By:_________________________________ Name: Title: Address: Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 Attention: J. Darrell Thomas, Vice President and Treasurer Telephone No.: (414) 343-7863 Facsimile No.: (414) 343-4990 with copy to (in the case of a notice of Default): Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 Attention: Paul J. Jones, Vice-President, Strategy & SustainabilityKrause, Chief Legal Officer, Chief Compliance Officer and Secretary Telephone No.: (414) 343339-48856063 Facsimile No.: (414) 343-49904189 Signature Page to 364-Day Credit Agreement Harley-Davidson, Inc. et al

SCHEDULE 6.2.2(c) LIENS Liens from time to time securing the following industrial revenue bonds and related agreements, instruments, and documents: $2,273,000 Missouri Development Finance Board BUILD Missouri Revenue Bonds Series 2002 (Harley-Davidson Project), including extensions, renewals, and replacements thereof. Harley-Davidson, Inc. JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS Wisconsin Die-Tech and 160006069223 05/05/16 Certain equipment N/A Engineering, Inc. Wisconsin Grand Die Engravers, 160008046422 06/15/16 Certain equipment N/A Inc. Wisconsin Die-Tech and 160014237926 10/31/16 Certain equipment N/A Engineering, Inc. Wisconsin Die-Tech and 170000136313 01/04/17 Certain equipment N/A Engineering, Inc. Wisconsin Die-Tech and 170015023112 11/03/17 Certain equipment N/A Engineering, Inc. Wisconsin Die-Tech and 170017439731 12/29/17 Certain equipment N/A Engineering, Inc. Wisconsin Die-Tech and 180004543824 04/06/18 Certain equipment N/A Engineering, Inc. Wisconsin Die-Tech and 180012228520 09/07/18 Certain equipment N/A Engineering, Inc. Wisconsin Die-Tech and 190004670421 04/12/19 Certain equipment N/A Engineering, Inc. Wisconsin Die Tech and 2019080900051 08/09/19 Certain equipment N/A Engineering, Inc. 6-1 Wisconsin Die-Tech and 2020021900089 02/19/20 Certain equipment N/A Engineering, Inc. 3-6 1 4811-8456-1847.2 4811-8456-1847.4

Harley-Davidson Credit Corp. JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS Nevada Harley-Davidson 2013010510 201 04/24/13 05/27/ (i) All right, title and interest of N/A Motorcycle Trust 5013857 -23 15 Debtor in and to the Contracts 2013 2015 -12; listed on the List of Contracts Harley-Davidson in effect on the closing date Customer Funding (including without limitation all Corp.; and security interests and all rights The Bank of New to receive certain payments), York Mellon Trust (ii) all rights of Debtor to Company, N.A., as payments which are collected, Indenture Trustee including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, 2 4811-8456-1847.2 4811-8456-1847.4

JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing. Nevada TD Securities Inc., as 2015034785-5 12/16/15 All Debtor’s right, title and Amendment # Administrative Agent; interest in and to the retail 2016034831-6 filed Harley-Davidson installment sale contracts, 12/14/16 amending Warehouse Funding promissory notes and security collateral. Corp. agreements and related assets and interests in property purportedly conveyed to Harley-Davidson Warehouse Funding Corp pursuant to that certain Amended and Restated 2015 Receivables Sale Agreement dated as of December 14, 2016. Nevada Harley-Davidson 2014009535 201 04/16/14 06/15/ (i) All Debtor’s right, title and N/A Motorcycle Grantor 6016884 -35 16 interest of Debtor in and to the Trust 2014 2016 -1A; Contracts listed on the List of Harley-Davidson Contracts in effect on the Customer Funding closing date (including without Corp .; and limitation all security interests The Bank of New and all rights to receive certain York Mellon Trust payments created thereunder ), Company, N.A., as (ii) all rights of Debtor to Indenture Trustee payments which are collected, including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any 3 4811-8456-1847.2 4811-8456-1847.4

JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing. Nevada TD Securities Inc., as 2016034830-4 12/14/16 All Debtor’s right, title and N/A Administrative Agent; interest in and to the retail Harley-Davidson installment sale contracts, Warehouse Funding promissory notes and security Corp. agreements and related assets and interests in property purportedly conveyed to Harley-Davidson Warehouse Funding Corp pursuant to that certain 2016 Receivables Sale Agreement dated as of December 14, 2016. Nevada Harley-Davidson 2015002666 201 01/28/15 5/28/1 (i) All the right, title and N/A 4 4811-8456-1847.2 4811-8456-1847.4

JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS Motorcycle Trust 9018856 -54 9 interest of Debtor /Seller in and 2015-1; to the Contracts listed on the Harley-Davidson List of Contracts in effect on Customer Funding the closing date (including Corp.; and without limitation all security The Bank of New interests and all rights to York Mellon Trust receive certain Company , N.A., as payments created thereunder ), Indenture Trustee ; (ii) all rights of Debtor /Seller Harley-Davidson to payments which are Customer Funding collected, including liquidation Corp.; Harley- proceeds, (iii) all rights of Davidson Motorcycle Debtor /Seller under any theft, Trust 2019-L physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s of Debtor/Seller’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, 5 4811-8456-1847.2 4811-8456-1847.4

JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS extended service contracts and repair agreements, and ( ix viii ) all proceeds and products of the foregoing. Nevada Harley-Davidson 2015013857 201 05/27/15 6/26/1 (i) All the right, title and N/A Motorcycle Trust 9022667 -39 9 interest of Debtor /Seller in and 2015-2; to the Contracts listed on the Harley-Davidson List of Contracts in effect on Customer Funding the closing date (including Corp.; and without limitation all security The Bank of New interests and all rights to York Mellon Trust receive certain Company, N.A., as payments created thereunder ), Indenture Trustee ; (ii) all rights of Debtor /Seller Harley-Davidson to payments which are Customer Funding collected, including liquidation Corp.; Harley- proceeds, (iii) all rights of Davidson Motorcycle Debtor /Seller under any theft, Trust 2019-A physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of 6 4811-8456-1847.2 4811-8456-1847.4

JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS Debtor’s of Debtor/Seller’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and ( ix viii ) all proceeds and products of the foregoing. Nevada TD Securities Inc., as 2015034785-5 12/16/15 All Debtor’s right, title and Amendment # Administrative Agent; interest in and to the retail 2016034831-6 filed Harley-Davidson installment sale contracts, 12/14/16 amending Warehouse Funding promissory notes and security collateral. Corp. agreements and related assets and interests in property purportedly conveyed to Harley-Davidson Warehouse Funding Corp pursuant to that certain Amended and Restated 2015 Receivables Sale Agreement dated as of December 14, 2016. Nevada Harley-Davidson 2016016884 202 06/15/16 1/30/2 (i) All Debtor’s right, title and N/A Motorcycle Grantor 0065229 -50 0 interest of Debtor/Seller in and The Bank of New to the Contracts in effect on York Mellon Trust the closing date (including 2016- Company, without limitation all security N. A., as Indenture interests created thereunder), Trustee ; Harley- (ii) all rights of Debtor /Seller Davidson Customer to payments which are Funding Corp collected, including liquidation .; Harley-Davidson proceeds, (iii) all rights of Motorcycle Trust Debtor /Seller under any theft, 7 4811-8456-1847.2 4811-8456-1847.4

JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS 2020-A physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s of Debtor/Seller’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and ( ix viii ) all proceeds and products of the foregoing. Nevada TD Securities Inc., as 2016034830-4 12/14/16 All Debtor’s right, title and N/A Administrative Agent; interest in and to the retail Harley-Davidson installment sale contracts, Warehouse Funding promissory notes and security Corp. agreements and related assets and interests in property purportedly conveyed to Harley-Davidson Warehouse Funding Corp pursuant to that 8 4811-8456-1847.2 4811-8456-1847.4

JURISDICTION SECURED PARTY FILE FILING SUMMARY COLLATERAL ADDITIONAL NUMBER DATE DESCRIPTION FILINGS certain 2016 Receivables Sale Agreement dated as of December 14, 2016. 9 4811-8456-1847.2 4811-8456-1847.4